Exhibit 10.1

BRIDGE FINANCING AGREEMENT

dated as of December 2, 2014

by and between

GPB LIFE SCIENCE HOLDINGS LLC (LENDER)

and

INTERCLOUD SYSTEMS, INC. (BORROWER)

BRIDGE FINANCING AGREEMENT

THIS BRIDGE FINANCING AGREEMENT (the “Agreement”) is made as of December 2, 2014, by and between GPB LIFE SCIENCE HOLDINGS LLC (the “Lender”), and INTERCLOUD SYSTEMS, INC. (together with all of its successors and current and future, direct and/or indirect Subsidiaries, collectively, the “Borrower”).

THE PARTIES HERETO agree as follows:

ARTICLE 1.

DEFINITIONS

Section 1.01. Defined Terms. In addition to terms defined elsewhere in this Agreement or any Supplement or Exhibit hereto, when used herein, the following terms shall have the following meanings:

“1933 Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“31 Group” shall mean 31 Group, LLC.

“Account Debtor” shall mean any Person who is or who may become obligated to Borrower under, with respect to, or on account of an Account Receivable or other Collateral.

“Accounts Receivable” shall mean any and all accounts (as such term is defined in the UCC) of Borrower and each and every right of Borrower to (i) the payment of money or (ii) the receipt or disbursement of products, goods, services or other valuable consideration, whether such right now exists or hereafter arises, whether such right arises out of a sale, lease or other disposition of Inventory, or out of a rendering of services, or out of a policy of insurance issued or to be issued, or from a secondary obligation or arising out of the use of a credit or charge card or information contained on or for use with such card, incurred or to be incurred, or any other transaction or event, whether such right is created, generated or earned by Borrower or by some other Person who subsequently transfers its interest to Borrower, whether such right is or is not already earned by performance, and howsoever such right may be evidenced, together with all other rights and interests (including all liens and security interests) which Borrower may at any time have by law or agreement against any Account Debtor or other Person obligated to make any such payment or against any property of such Account Debtor or other Person.

“Affiliate” shall mean any Person which, directly or indirectly, owns or controls, on an aggregate basis, a ten percent (10%) or greater interest in any other Person, or which is controlled by or is under common control with any other Person.

“Bankruptcy Code” means the federal Bankruptcy Reform Act of 1978 (11 U.S.C. Sections 101 et seq,).

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“Bankruptcy Laws” means, collectively: (a) the Bankruptcy Code; and (b) all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor-relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Blocked Account Agreement” means the Agreement to be entered into upon the earlier to occur of no later than the date (i) ten (10) days from the Closing Date, and (ii) (a) one (i) Business Day from the date of an Event of Default, and (b) five (5) Business Days following a request by the Lender if Lender reasonably believes an Event of Default could occur within a reasonable amount of time, by and among the Lender, the Borrower and the Blocked Account Bank and all schedules, supplements, amendments, exhibits and ancillary documents to the Blocked Account Agreement pursuant to which Lender obtains control (within the meaning of the Uniform Commercial Code) over the Blocked Account which Blocked Account Agreement shall be in form and substance satisfactory to the Lender.

“Blocked Account” means the Borrower’s deposit account at PNC Bank (the “Blocked Account Bank”).

“Business Day” shall mean any day other than a Saturday or Sunday or any other day on which the Federal Reserve Bank of New York is not open for business.

“Change of Control” means any Major Transaction other than (i) any merger of the Borrower or any of its, direct or indirect, wholly-owned Subsidiaries with or into any of the foregoing Persons, (ii) any reorganization, recapitalization or reclassification of the shares of Common Stock in which holders of the Borrower’s Voting Stock immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, or (iii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Borrower or any of its Subsidiaries).

“Closing” shall mean the time of issuance and sale by the Borrower of the $2,500,000 aggregate principal amount Note to the Lender for the $2,375,000 Purchase Price and the simultaneous issuance by the Borrower to the Lender of the Warrant on the Closing Date.

“Closing Date” shall mean the date of the $2,500,000 Aggregate Principal Amount Note is purchased by the Lender from the Borrower for the $2,375,000 Purchase Price and the simultaneous issuance of the Warrant by the Borrower to the Lender pursuant to this Agreement.

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“Collateral” shall mean all of the assets of Borrower, howsoever arising, wherever located and whether now owned or existing or hereafter existing or acquired, including, but not limited to, the following:

(i) all Equipment;

(ii) all Accounts Receivable;

(iii) all Inventory;

(iv) any and all monies, reserves, deposits, deposit accounts, securities, cash, cash equivalents, balances, credits, and interest and dividends on any of the foregoing;

(v) all chattel paper, whether tangible or electronic chattel paper, contract rights, letter of credit rights, documents and instruments and all supporting obligations of any of the foregoing;

(vi) all General Intangibles;

(vii) all investment property;

(viii) all furniture and fixtures;

(ix) all goods and all documents of title and receipts, whether negotiable or non-negotiable, including all goods covered by such documents;

(x) all commercial tort claims;

(xi) all books, records and computer records in any way relating to the above property;

(xii) any and all substitutions, renewals, improvements, replacements, additions and proceeds of (i) through (xi); and

(xiii) all of the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance or commercial tort claims covering or relating to any or all of the foregoing, and any and all Accounts Receivable, books and records, chattel paper, deposit accounts, Equipment, General Intangibles, Inventory, investment property, negotiable collateral, supporting obligations, money, or other tangible or intangible property resulting from the sale, lease, license, exchange, collection, or other disposition of any of the foregoing, the proceeds of any award in condemnation with respect to any of the foregoing, any rebates or refunds, whether for taxes or otherwise, and all proceeds of any such proceeds, or any portion thereof or interest therein, and the proceeds thereof, and all proceeds of any loss of, damage to, or destruction of the above, whether insured or not insured, and, to the extent not otherwise included, any indemnity, warranty, or guaranty payable by reason of loss or damage to, or otherwise with respect to any of the foregoing (the “Proceeds”). Without limiting the generality of the foregoing, the term “Proceeds” includes whatever is receivable or received when investment property or proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guaranty payable to Borrower or the Lender from time to time with respect to any of the investment property.

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Notwithstanding the foregoing, the term Collateral excludes all of the outstanding capital stock and Account Receivables of VaultLogix, LLC, a subsidiary of the Borrower (“VaultLogix”), until such time as such capital stock and Accounts Receivable of VaultLogix are eligible under the White Oak Credit Agreement and the White Oak Credit Agreement Documents to be considered Collateral.

“Collateral Locations” shall mean the locations set forth on Schedule 1.01-A.

“Contingent Obligation” shall mean as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

“Common Stock” shall mean (i) the Borrower’s common stock, $0.0001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

“Documents” shall mean collectively, this Agreement, the Blocked Account Agreement, the Letter from the Borrower to Corporate Stock Transfer, Inc., the Borrower’s Transfer Agent, dated the date hereof related to the Warrant Shares (the “TA Letter”), all financing statements (or comparable documents now or hereafter filed in accordance with the Uniform Commercial Code or other comparable or similar laws, rules and/or regulations) in favor of the Lender as a secured party perfecting all Liens the Lender has on any Collateral and/or other assets of the Borrower, the U.C.C. Financing Statement Amendment amending the UCC-1 financing statement previously filed by White Oak the effect of which resulting in certain assets of the Borrower being excluded from the White Oak Liens, including, but not limited to, the Accounts Receivable of the Borrower, filed on or about the Closing Date (the “White Oak Financing Statement Amendment”), the Perfection Certificate dated the date hereof from Borrower to the Lender in the form annexed hereto as Exhibit II (the “Perfection Certificate”), the Note, the Warrant, the Pay-Off Letter and all other instruments, certificates, supplements, amendments, exhibits and schedules required and/or attached pursuant to this Agreement and/or the above documents, and/or any other document and/or instrument related to the above documents and the transactions hereunder and/or thereunder to and/or any other documents or instruments required or contemplated hereunder or thereunder, whether now existing or at any time hereafter arising.

“Dollar(s)” and “$” means lawful money of the United States.

“Environmental Laws” shall mean any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of any international authority, foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.

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“Equipment” shall mean all machinery and equipment owned by Borrower, wherever located, whether now owned or hereafter existing or acquired by Borrower, any embedded software thereon, any additions thereon, accessions thereto or replacements of parts thereof.

“Event of Default” shall have the meaning set forth in Section 7 hereof.

“GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

“General Intangibles” shall mean all general intangibles (as such term is defined in the UCC) owned by Borrower, including, but not limited to payment intangibles, goodwill, software, trademarks, trade names, licenses, patents, patent applications, copyrights, inventions, franchises, books and records of Borrower, designs, trade secrets, registrations, prepaid expenses, all rights to and payments of refunds, overpayments, rebates and return of monies, including, but not limited to, sales tax refunds, tax refunds, tax refund claims and rights to and payments of refunds, overpayments or overfundings under any pension, retirement or profit sharing plans and any guarantee, security interests or other security held by or granted to Borrower to secure payment by an Account Debtor of any of the Accounts Receivable.

“Indebtedness” shall mean, with respect to any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all capital lease obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit, surety bond or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any capital stock of such Person, (h) all obligations for any earn-out consideration, (i) the liquidation value of preferred capital stock of such Person, (j) all guarantee obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (i) above, (k) all obligations of the kind referred to in clauses (a) through (j) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any lien on property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation and all obligations of such Person in respect of hedge agreements; and (l) all Contingent Obligations in respect to indebtedness or obligations of any Person of the kind referred to in clauses (a)-(j) above. The Indebtedness of any Person shall include, without duplication, the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

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“Inventory” shall mean any and all goods, finished goods, whole goods, materials, raw materials, work-in-progress, components or supplies, wheresoever located and whether now owned or hereinafter acquired and owned by Borrower, including, without limitation, goods, finished goods, whole goods, materials, raw materials, work-in-process, components or supplies in transit, wheresoever located, whether now owned or hereafter acquired by Borrower, which are held for demonstration, illustration, sale or lease, furnished under any contract of service or held as raw materials, work-in-process for manufacturing or processing or supplies for manufacturing or processing, and all materials used or consumed in the business of Borrower, and shall include such other property, the sale or disposition of which has given rise to an Accounts Receivable and which has been returned to or repossessed or stopped in transit by or on behalf of Borrower.

“Lending Parties” shall have the meaning set forth in the White Oak Credit Agreement.

“Liens” or “liens” shall mean a lien, charge pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction, clouds on title and/or encumbrances.

“Liabilities” shall mean all direct and/or indirect liabilities, Indebtedness and obligations of any kind of Borrower to the Lender, howsoever created, arising or evidenced, whether now existing or hereafter arising, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, primary or secondary, joint or several, whether existing or arising through discount, overdraft, purchase, direct loan, participation, operation of law, or otherwise, all liabilities, indebtedness and obligations of Borrower to the Lender pursuant to any letter of credit, any standby letter of credit, or any of the Documents and outside attorneys’ and paralegals’ fees or charges relating to the preparation of the Documents and the enforcement of Lender’s rights, remedies, powers and security interests under this Agreement and the other Documents, including, but not limited to, the drafting of any documents and the preparation and enforcement of this Agreement, and the other Documents.

“Loan” shall mean the $2,500,000 aggregate principal amount Note.

“Loan Maturity Date” shall mean the earlier of (i) the date one hundred and eighty (180) days from the Closing Date, and (ii) the date of a Major Transaction.

“Major Transaction” shall mean any of the following (i) the Borrower, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Borrower with or into another Person, (ii) the Borrower, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Borrower or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Borrower, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, (v) the Borrower, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), (vi) the majority of directors of the Borrower as of the date hereof are no longer the majority number of directors; and/or (vii) a Qualified Offering.

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“Material Adverse Effect” shall mean a material adverse effect on (a) the business, assets, property, operations, or condition (financial or otherwise) of Borrower, (b) the validity or enforceability of this Agreement or any of the other Documents or (c) the rights or remedies of the Lender hereunder or thereunder.

“Note” shall mean the 12% senior secured note of the Borrower in the aggregate principal amount of $2,500,000, dated the Closing Date, which the Lender, subject to the terms and conditions set forth in this Agreement, shall purchase from the Borrower for the $2,375,000 Purchase Price, which form of Note is annexed hereto as Exhibit I. The term “Note” also shall mean any and all similar Note(s) issued in exchange, transfer or replacement of the $2,500,000 aggregate principal amount of Note.

“OFAC” shall mean the United States Department of the Treasury’s Office of Foreign Assets Control.

“OFAC Regulations” shall mean the regulations promulgated by OFAC, as amended from time to time.

“Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of a Major Transaction.

“Permitted Governmental Indebtedness” means Indebtedness provided by the Export and Import Bank of the United States of America or other similar governmental entity for the purpose of supporting product sales by the Borrower.

“Permitted Indebtedness” means (i) Indebtedness evidenced by this Note, (ii) Indebtedness set forth in the unaudited condensed, consolidated financial statements of the Borrower, included in the Borrower’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2014, (iii) Indebtedness set forth on Schedule 1.01(b) hereto, (iv) Indebtedness secured by Permitted Liens described in clauses “(iv)” and “(v)” of the definition of Permitted Liens, (iv) Permitted Governmental Indebtedness, and (v) $2,000,000 aggregate principal amount of other future Indebtedness of the Borrower, provided (a) such Indebtedness constitutes Subordinated Debt of the Borrower with interest payable in cash or in kind, provided that no Subordinated Debt shall mature and/or be paid or repaid in whole or in part directly and/or indirectly, while any Liabilities and/or other amounts owed by Borrower to Lender are outstanding; and no interest regardless of the form such interest is to be paid in (i.e., cash, in-kind, securities or otherwise), shall be paid upon and during the continuance of an Event of Default, and (b) all of the documents creating and/or evidencing any such Subordinated Debt expressly provide that such Subordinated Debt is unsecured and subordinated in all respects to all Borrower’s liabilities and obligations to the Lender.

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“Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens (A) upon or in any equipment acquired or held by the Borrower or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, (b) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, (c) upon any real estate to secure the purchase price, incurred solely to purchase the acquisition thereof, (v) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clause (iv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vi) all Liens (the “White Oak Liens”) on the assets of the Borrower in favor of White Oak (solely to the extent of the assets expressly set forth in the White Oak UCC Financing Statement Amendment), including the Lien, perfected by a UCC-1 Financing Statement on file with the Secretary of State of the State of Delaware in favor of White Oak Global Advisors, LLC (“White Oak”), filed with the Secretary of State of the State of Delaware on October 1, 2014 (File No. 20144233300), but in no event shall additional Liens and/or security interests be placed on any assets of the Borrower that were not so expressly provided for in the White Oak Credit Agreement and/or the White Oak Credit Agreement Documents on the date such documents were originally executed and (vii) all Liens of the Lender.

“Person” shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal or otherwise including, without limitation, any instrumentality, division, agency, body or department thereof).

“Principal Market” shall mean the market or exchange on which the Common Stock is listed or quoted for trading on the date in question.

“Purchase Price” means the $2,375,000 aggregate purchase price to be paid by the Lender to purchase the $2,500,000 aggregate principal amount Note.

“Qualified Offering” means (i) the sale by the Borrower of its securities in one or a series of related public offerings and/or private placements exempt from the registration requirements of the federal securities laws resulting in the receipt by the Borrower and/or its Subsidiaries of no less than $3,000,000 of gross proceeds, and/or (ii) the entering into any agreement(s) and/or instrument(s) pursuant to which the Borrower may borrow (regardless of whether the Borrower borrows funds), in the aggregate principal amount of $3,000,000 or more.

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“SEC” or “Commission” means the United States Securities and Exchange Commission.

“Solvent” shall mean, with respect to any Person, as of any date of determination, (i) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (ii) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (iii) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (iv) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (a) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (b) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

“Subordinated Debt” shall mean indebtedness due and owing by Borrower to any Person (whether such indebtedness shall be now existing or hereinafter arising) which is permitted to exist pursuant to this Agreement and is expressly subordinated to the Liabilities pursuant to a legally valid and binding Subordination Agreement in form and substance satisfactory to Lender.

“Subordination Agreement” shall mean each agreement given to the Lenders from time to time by any Person with respect to the Subordinated Debt, all in the form and substance reasonably satisfactory to the Lender.

“Subsidiary” shall mean, with respect to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

“Successor Entity” shall mean the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Major Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Major Transaction shall have been entered into.

“Trading Market” shall mean any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the OTC Bulletin Board, The NASDAQ Global Market, The NASDAQ Global Select Market, The NASDAQ Capital Market, the New York Stock Exchange, NYSE Arca, the NYSE MKT, or the OTCQX Marketplace or the OTCQB Marketplace operated by OTC Markets Group Inc. (or any successor to any of the foregoing).

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“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to the Lender’s liens on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

“Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers, trustees or other similar governing body of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Warrant” shall mean the four (4) year common stock purchase warrants of the Borrower issuable to the Lender on the Closing Date to purchase such number of shares of Common Stock (the “Warrant Shares”), and at the initial exercise price per Warrant Share, all as provided in the Warrant. The Warrant shall be in the form annexed hereto as Exhibit III and have the terms and conditions.

“White Oak” shall have the meaning set forth in the definition of “Permitted Liens,” provided elsewhere herein.

“White Oak Credit Agreement” shall have the meaning set forth in Section 5.02(a).

“White Oak Credit Agreement Documents” shall mean all instruments, certificates, documents, schedules, agreements, amendments, exhibits, supplements and other items entered into by the parties to the White Oak Credit Agreement and/or their respective Affiliates related to and/or contemplated by the White Oak Credit Agreement when initially executed by the parties thereto including, but not limited to, the Security Agreement dated as of October 1, 2014 executed by the Borrower and certain other persons stated therein in favor of White Oak.

“White Oak Guaranty” shall mean that certain Continuing Guaranty, dated as of October 1, 2014, made by the Borrower in favor of White Oak.

“White Oak Lien” shall have the meaning set forth in the definition of “Permitted Liens” provided elsewhere herein.

Section 1.02. Other Definitional Provisions.

(a) Use of Defined Terms. Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Documents or any certificate or other document made or delivered pursuant hereto or thereto.

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(b) Accounting Terms. As used herein and in the other Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to Borrower not defined in Section 1.01 and accounting terms partly defined in Section 1.01, to the extent not defined, shall have the respective meanings given to them under GAAP (provided that all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts referred to herein shall be made without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of Borrower at “fair value”, as defined therein, and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof).

(c) Construction. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(d) UCC Terms. Terms used in this Agreement which are defined in the UCC shall, unless the context indicates otherwise or are otherwise defined in this Agreement, have the meanings provided for by the UCC.

ARTICLE 2.
LOAN

Section 2.1. Closing. The Closing shall occur at 10:00 am (EST) on the Closing Date at the offices of Gusrae Kaplan Nusbaum PLLC, 120 Wall Street, 25th Floor, New York, New York 10005, on the first (1st) Trading Day on which the conditions to Closing set forth in Section 6 hereof are satisfied and/or waived in writing as provided elsewhere herein, or on such other date and/or time as agreed to by the Borrower and Lender.

Section 2.2. Conditions to the Making of the Loan by the Lender to the Borrower. Subject to the terms and conditions of this Agreement, the Lender will on the Closing Date make the Loan to the Borrower by purchasing the $2,500,000 aggregate principal amount Note from the Borrower for the $2,375,000 Purchase Price, provided that (i) no Event of Default or event that with the passage of time or the giving of notice, or both, would become an Event of Default shall have occurred or would result therefrom; and (ii) the conditions in Section 6.01 have been satisfied.

Section 2.3. Note. The Loan shall be evidenced by the $2,500,000 aggregate principal amount Note.

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Section 2.4. Purchase Price and Payment of the Purchase Price for the Notes. The Purchase Price for the $2,500,000 aggregate principal amount Note shall be $2,375,000 in the aggregate, representing an original issue discount. On the Closing Date, the Lender shall pay the Borrower the $2,375,000 Purchase Price (less (i) the $40,000 of Lender’s Expenses (as defined below), (ii) the $83,125 Aegis Fee (as defined below), (iii) $30,000 representing the November 2014 advisory fee owed by the Borrower to Aegis pursuant to an Agreement between the Borrower and Aegis (the “$30,000 Aegis Advisory Fee,” and together with the $83,125 Aegis Fee, collectively the “$113,125 Aegis Payment”), and (iv) the $1,797,600 31 Group Payment Amount (as defined below)), for the $2,500,000 aggregate principal amount Note by wire transfer of immediately available funds to the Borrower in accordance with the Borrower’s written wiring instructions, against delivery of the duly executed $2,500,000 aggregate principal amount Note and the Warrant.

Section 2.5. Cash Interest, Etc. The $2,500,000 aggregate principal amount of the Note shall accrue and bear interest at an annual rate of interest equal to twelve (12%) percent (“Cash Interest”), from the Closing Date through and including the date all amounts (including Liabilities) owed by the Borrower to the Lender are received in full in cash by the Lender. Cash Interest shall be due and payable by the Borrower to the Lender monthly in arrears with the first Cash Interest payment payable to the Lender on January 2, 2015, and, thereafter, on the 2nd day of each succeeding month (each a “Cash Interest Payment Date”), and/or at such other times as specified in this Agreement, until and through the date all amounts due to the Lender from the Borrower are received by the Lender in full in cash. Each Cash Interest payment shall be paid to the Lender from the Borrower on each Cash Interest Payment Date (and/or at such other times as specified herein), in cash by wire transfer of immediately available funds pursuant to wire instructions provided by the Lender to the Borrower. Cash Interest hereunder shall be due and payable to the Lender from the Borrower in accordance with the terms hereof and elsewhere in this Agreement, both before and after judgment, and both before and after the commencement of any proceeding under the Bankruptcy Laws. Cash Interest shall be calculated on the basis of a 360 day year.

Section 2.6. Additional Interest. In addition to Cash Interest, the $2,500,000 aggregate principal amount of the Note shall accrue and bear interest at an annual rate of interest equal to four (4%) percent (the “Additional Interest”), from the Closing Date, through and including the date all amounts (including Liabilities) owed by the Borrower to the Lender are received in full in cash by the Lender. All Additional Interest shall be due and payable by the Borrower to the Lender on the Loan Maturity Date, and/or at such other time as specified in this Agreement, until and through the date all amounts due to the Lender from the Borrower are received by the Lender in cash by wire transfer of immediately available funds pursuant to wiring instructions provided by the Lender to the Borrower. Additional Interest shall be due and payable in accordance with the terms hereof both before and after judgment, and both before and after the commencement of any proceeding under the Bankruptcy Laws. Additional Interest shall be calculated on the basis of a 360 day year and for the actual number of days elapsed.

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Section 2.7. Default Rate. Notwithstanding anything to the contrary provided herein or elsewhere, from and after the occurrence and during the continuance of any Event of Default (i) the 12% annual interest rate for Cash Interest; and (ii) the four (4%) percent annual interest rate for the Additional Interest shall automatically and without any further action be increased to the higher of (a) the highest rate allowed by law, and (b) (I) sixteen percent (16.0%) per annum for the Cash Interest rate, and (II) eight (8%) percent per annum for the Additional Interest rate. In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the calendar day immediately following the date of such cure; provided that the Cash Interest and Additional Interest as calculated and unpaid at such increased rate during the continuance of such Event of Default shall in both cases continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of such cure of such Event of Default.

Section 2.8. Optional Prepayment of Note; Payment of the Loan Maturity Date.

(e) Optional Prepayment. Prior to the Loan Maturity Date, Borrower may prepay all (but not less than all) of the Aggregate Principal Amount of the Note (an “Optional Prepayment”), by paying to the Lender the following amounts (the “Optional Prepayment Amount”):

Period During which Optional Prepayment Amount is Received by Lender	Optional Prepayment Amount to be Paid to Lender
Closing Date until the date 60 Days following the Closing Date	The sum of (a) the product of (i) 105%, multiplied by (ii) the $2,500,000 aggregate principal amount of the Note; (b) all accrued but unpaid Cash Interest; (c) all accrued but unpaid Additional Interest, and (d) other amounts due to Lender under this Agreement and the other Documents
Day 61 from the Closing Date until the date 90 days following the Closing Date	The sum of (a) the product of (i) 103%, multiplied by (ii) the $2,500,000 aggregate principal amount of the Note; (b) all accrued but unpaid Cash Interest; (c) all accrued but unpaid Additional Interest, and (d) other amounts due to Lender under this Agreement and the other Documents
Day 91 from the Closing Date until the date 180 days following the Closing Date	The sum of (a) the product of (i) 102%, multiplied by (ii) the $2,500,000 aggregate principal amount of the Note; (b) all accrued but unpaid Cash Interest; (c) all accrued but unpaid Additional Interest, and (d) other amounts due to Lender under this Agreement and the other Documents

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An Optional Prepayment shall be paid upon not less than five (5) Business Days prior irrevocable written notice (the “Optional Prepayment Notice”), to the Lender from the Borrower detailing the Optional Prepayment Amount to be paid and setting forth the specific date the Optional Prepayment Amount shall be paid (such date hereinafter to be referred to as the “Optional Prepayment Date”). The Optional Prepayment Amount shall be paid in full in cash to the Lender by the Borrower by wire transfer of immediately available funds on the Optional Prepayment Date. Other than as expressly permitted in this Section 2.8(a) or elsewhere herein, the Borrower may not prepay any portion of the Aggregate Principal Amount of the Note, accrued but unpaid Cash Interest and/or any other amounts due to Lender pursuant to the Note, this Agreement and/or any of the other Documents.

(b) Payments on the Loan Maturity Date. The Borrower shall pay to the Lender on the Loan Maturity Date, the Loan Maturity Date Payment Amount. The “Loan Maturity Date Payment Amount” shall equal, if the Loan Maturity Date Payment Amount is received by the Lender in cash in full by wire transfer of immediately available funds on or prior to January 7, 2015, the sum of (i) the $2,500,000 aggregate principal amount of the Note, (ii) all accrued but unpaid Cash Interest and Additional Interest; and (iii) all other amounts (including, but not limited to, Liabilities), owed to the Lender by the Borrower under the Note, this Agreement and/or the other Documents. If the Loan Maturity Date Payment Amount is not received in full in cash by the Lender by 11:59 p.m. (EST) on January 7, 2015, the Loan Maturity Date Payment Amount shall equal:

Period During which Loan Maturity Date Payment Amount is Received by Lender	Loan Maturity Date Payment Amount to be Paid to the Lender
January 8, 2015, until the date 60 Days following the Closing Date	The sum of (a) product of (i) 105%, multiplied by (ii) the $2,500,000 aggregate principal amount of the Note; (b) all accrued but unpaid Cash Interest; (c) all accrued but unpaid Additional Interest, and (d) other amounts due to Lender under this Agreement and the other Documents
Day 61 from the Closing Date until the date 90 days following the Closing Date	The sum of (a) the product of (i) 103%, multiplied by (ii) the $2,500,000 aggregate principal amount of the Note; (b) all accrued but unpaid Cash Interest; (c) all accrued but unpaid Additional Interest, and (d) other amounts due to Lender under this Agreement and the other Documents
Day 91 from the Closing Date until the date all amounts due to the Lender from the Borrower are received by the Lender	The sum of (a) the product of (i) 102%, multiplied by (ii) the $2,500,000 aggregate principal amount of the Note; (b) all accrued but unpaid Cash Interest; (c) all accrued but unpaid Additional Interest, and (d) other amounts due to Lender under this Agreement and the other Documents

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The Loan Maturity Date Payment Amount shall be payable by the Borrower to the Lender on the Loan Maturity Date in cash by wire transfer in immediately available funds pursuant to wire transfer instructions provided by the Borrower to the Lender.

Section 2.9. Aegis Fee and Aegis Payment. In connection with the sale of the $2,500,000 aggregate principal amount Note by the Borrower to the Lender, the Borrower shall be obligated to pay to Aegis Capital Corp (“Aegis”), on the Closing Date, a non-refundable fee equal to $83,125 (representing 3.5%, of the $2,375,000 Purchase Price of the Note on the Closing Date purchased by the Lender from the Borrower (the “Aegis Fee”)); and in addition, on the Closing Date, the Borrower also shall pay to Aegis, the $30,000 Aegis Advisory Fee, resulting in the payment of the $113,125 Aegis Payment being owed to Aegis from the Borrower on the Closing Date. While the payment of the $113,125 Aegis Payment is the sole and exclusive obligation and responsibility of the Borrower, the Lender shall pay the $113,125 Aegis Payment directly to Aegis on the Closing Date in cash by wire transfer directly to Aegis in immediately available funds pursuant to wiring instructions provided to the Lender by Aegis. No portion of the $113,125 Aegis Payment shall directly or indirectly reduce and/or result in any set-off of any portion of the Aggregate Principal Amount of the Note and/or reduce and/or result in a set-off of any other amounts due to the Lender by the Borrower.

Section 2.10. Lender’s Cost and Expenses. On the Closing Date, all direct and indirect costs and expenses of the Lender related to the negotiation, due diligence, preparation, closing, and all other items regarding and/or related to the Documents and all of the transactions contemplated thereto, including, but not limited to the $35,000 legal fee payable to the Lender’s legal counsel together with all documented out-of-pocket expenses of such legal counsel, including, but not limited to, filing fees, lien search fees and other expenses relating to securing the Collateral and for blue sky compliance (collectively, the “Lender’s Expenses”), shall be due and payable from the Borrower to the Lender and the Lender shall subtract from the $2,375,000 Purchase Price to be paid to the Borrower for the $2,500,000 aggregate principal amount of the Note, all of Lender’s Expenses and the Lender shall pay on the Closing Date to the Lender’s counsel the fees and expenses set forth above in immediately available funds by wiring such funds to Lender’s counsel pursuant to wiring instructions provided to the Lender by its legal counsel. Although the Lender’s Expenses are the sole responsibility and obligation of the Borrower, but are being subtracted by the Lender from the Purchase Price actually delivered to the Borrower, such Lender’s Expenses shall constitute part of the Purchase Price and shall not directly and/or indirectly reduce and or result in any set-off the Aggregate Principal Amount of the Note or result in a set-off and/or reduction of any other funds owed by the Borrower to the Lender.

Section 2.11. Use of Proceeds. The Borrower agrees, covenants, represents and warrants to the Lender that as a condition to Lender purchasing the $2,500,000 aggregate principal amount Note for the $2,375,000 Purchase Price pursuant to this Agreement, Borrower shall use the net proceeds received of the $2,375,000 Purchase Price as follows: (i) to pay at the Closing on the Closing Date to 31 Group, $1,797,600.00 (the “31 Group Payment”), representing (a) $1,500,000 aggregate principal amount outstanding on the Senior Convertible Note, Issuance Date July 1, 2014, in the Original Principal Amount of U.S. $1,500,000 sold by the Borrower to 31 Group (the “31 Group Note”), pursuant to the Securities Purchase Agreement dated as of July 31, 2014 by and between the Borrower and 31 Group (the “31 Group SPA”), and (b) $297,600 of accrued but unpaid interest on the 31 Group Note; and (ii) the balance for working capital and general corporate purposes. The payment of the 31 Group Payment to 31 Group shall be payable by the Lender on behalf of the Borrower, by the Lender paying in cash directly to the 31 Group the 31 Group Payment by the wiring of immediately available funds pursuant to wiring instructions provided to the Lender from 31 Group. The Lender and the Borrower agree that the payment of the 31 Group Payment directly to 31 Group by the Lender shall constitute and be considered part of the $2,375,000 Purchase Price and thus shall not directly and/or indirectly reduce and/or result in any set off of the Aggregate Principal Amount of the Note nor reduce and/or result in any set-off of any other amounts (including, but not limited to, Liabilities), owed to the Lender by the Borrower.

Section 2.12. Warrant. On the Closing Date, the Borrower shall issue to Lender the Warrant.

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Section 2.13. Possible Purchase of Additional $1,500,000 Aggregate Principal Amount Note by Lender from the Borrower. If on or before January 7, 2015, the Lender and Borrower expressly agree in writing that the Lender (and/or its assignee), will purchase an additional $1,500,000 aggregate principal amount note of the Borrower (the “$1,500,000 Additional Note”), from the Borrower for a purchase price of $1,425,000, which amount includes original issue discount (the “Additional Note Purchase Price”), then the Lender shall have five (5) business days to pay to the Borrower such $1,425,000 Additional Note Purchase Price (less all fees and expenses resulting from the purchase of such $1,500,000 Additional Note) to purchase such $1,500,000 Aggregate Principal Amount Note from the Borrower by the payment of cash by wire transfer of immediately available funds to the bank account of Borrower pursuant to wire instructions provided from the Borrower to the Lender. The documents and terms and conditions related to the purchase of the Additional Note and such other obligations of the Borrower to the Lender, including, but not limited to, the security interests and liens granted by the Borrower in favor of the Lender to secure repayment of the Additional Note and the payment of all the fees, expenses and related items in connection with the purchase of such $1,500,000 Additional Note, including, but not limited to, the warrants and warrant coverage shall be substantially similar as provided herein relating to the purchase by the Lender of the $2,500,000 aggregate principal amount of Note with such changes as the Lender and the Borrower shall mutually agree, except that the Lender shall receive as additional Collateral securing the repayment of all principal, interest and all other liabilities and obligations of the Borrower to the Lender relating to the purchase of the $1,500,000 Additional Note, a first priority senior lien on all assets of the Borrower not covered by White Oak Liens, second in priority only to the Liens and security interest granted to the Lender in connection with the Documents. For purposes of clarity, and notwithstanding anything to the contrary provided herein or elsewhere, Lender is under no obligation to purchase from the Borrower the Additional $1,500,000 Note (or any other securities of the Borrowers, except the $2,500,000 Aggregate Principal Amount of the Note being purchased pursuant to Section 2.2 hereof), except to the extent subsequently agreed to in writing by the Lender and the Borrower.

ARTICLE 3.
COLLATERAL

Section 3.01. Security Interests. To secure payment of all amounts owed by the Borrower to the Lender pursuant to the Documents (including, but not limited to the Liabilities), Borrower as a condition to and effective solely upon the sale of the Note to the Lender, hereby irrevocably pledges, assigns, transfers, conveys and sets over to the Lender and hereby grants to the Lender (i) a first priority security interest in and to all Accounts Receivable of the Borrower (except those of VaultLogix), howsoever arising, wherever located and whether now owned or existing or hereafter existing or acquired, and (ii) a first priority security interest and Lien to all Collateral of the Borrower, which Liens and security interest will only go into effect at such time as White Oak releases the White Oak Liens and security interest on any Collateral and the Borrower’s obligation to grant, pledge or otherwise assign a Lien in favor of Administrative Agent (as defined in the White Oak Guaranty) is terminated pursuant to Section 13(c)(i) of the White Oak Guaranty (the “Released Collateral”) of the Borrower (the “Lender’s Springing Lien”). The Borrower represents, warrants, covenants and agrees with and the Lender that upon the termination of the White Oak Liens in all or any portion of the Collateral, the Lender’s Springing Lien shall be a first priority security lien in such Released Collateral.

Section 3.02. Perfection Authorization and Filing Requirements. As a condition to the Lender’s obligation to purchase the Note, Borrower shall perform (whether before and/or after the Closing Date), any and all acts requested by the Lender to establish, maintain and continue the Lender’s security interest and liens in the Accounts Receivable and the Lender’s Springing Lien in any Released Collateral, including but not limited to, executing and/or authenticating financing statements and such other instruments and documents when and as reasonably requested by the Lenders. Borrower hereby authorizes Lender through any of the Lender’s employees, agents or attorneys, such authorization effective solely upon the sale of the Note to the Lender, to file any (i) UCC financing statements (and/or amendments, supplements, etc. and/or similar statements/ documents), including, without limitation, any continuations, transfers or amendments thereof required to perfect the Lender’s security interests and liens in the Borrower’s Accounts Receivable and/or on the Blocked Account, (ii) UCC-3(s) (and/or amendments, supplements, etc. and/or other documents) to terminate any financing statement of White Oak and/or any other Lending Parties following the date any such White Oak Liens are terminated, and (iii) UCC-1 financing statement (or other similar documents) perfecting the Lender’s Springing Lien in any Released Collateral, in all such cases without authentication or execution by Borrower.

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Section 3.03. Collection of Accounts Receivable.

(g) Blocked Account. Borrower shall promptly, but in no event later than 24 hours following date of execution of the Blocked Account Agreement and the establishment of the Blocked Account (both of which must be completed in the time frame set forth in the definition of “Blocked Account Agreement” provided in the definition section of this Agreement), instruct its customers to deliver all remittances upon Accounts Receivables (whether paid by check or by wire transfer of funds) to the Blocked Account. The Borrower hereby agrees with the Lender that the Blocked Account Agreement shall contain a provision that provides the Lender “control” (for purposes of Articles 8 and 9 of the UCC), over such Blocked Account. All funds deposited in such Blocked Account shall immediately become subject to a first priority Lien and security interest of Lender. The Blocked Account Agreement shall include, among other provisions, provisions providing that the Blocked Account Bank waives any offset rights against the funds deposited in the Blocked Account Bank and/or that were deposited in any other account of the Borrower that should have been deposited in the Blocked Account, and that until the occurrence and continuation of an Event of Default all funds in the Blocked Account shall be available to Borrower.

(h) Contact by the Lender. The Lender, at any time after the occurrence and continuation of an Event of Default, may, in its sole discretion, notify any or all of the Account Debtors that (1) the Accounts Receivable have been assigned to the Lender; and/or (2) that all further payments on the Accounts Receivable should be paid directly to the Lender. When requested by the Lenders after the occurrence of an Event of Default, Borrower at its expense will notify or cause to be notified any or all Account Debtors to pay directly to the Lender any sum or sums then due or to become due on the Accounts Receivable or any part thereof and all bills and statements thereafter sent by Borrower to such Account Debtors shall state that the same have been assigned to the Lender and are payable solely to the Lender.

(i) Rights of Lender after Event of Default. In addition to any rights of the Lender in the event an Account Debtor is notified under Section 3.03(b) hereof, that an Event of Default has occurred under the terms of this Agreement and/or the Note, the Lender shall have and succeed to all rights, remedies, securities and liens of Borrower in respect to such Accounts Receivable and/or other Collateral, including, but not limited to, the right of stoppage in transit of any merchandise, guarantees or other contracts or suretyship with respect to any such merchandise, warranties, unpaid seller’s liens, statutory liens, artisans’ liens, or the right to other collateral security held by or to which Borrower is entitled for the payment of any such merchandise, and shall have the right to enforce the same in its name or to direct the enforcement thereof by Borrower for the benefit of the Lender, and Borrower shall, at the request of the Lender, deliver to the Lender a separate written assignment of any of the same. The Lender, however, shall not incur any obligation or liability of Borrower to any Account Debtor, including, but not limited to, obligations or liabilities pursuant to any contract, agreement, warranty, guarantee, judicial decree or jury award. The Lender, in such an event, is also hereby irrevocably authorized to endorse Borrower’s name on all notes, checks, drafts, bills of exchange, money orders, commercial paper of any kind whatsoever, and any other instruments or documents received howsoever in payment of the Accounts Receivable, or any part thereof, and the Lender or any officer or employee thereof are hereby irrevocably constituted and appointed agent and attorney-in-fact for Borrower for the foregoing purpose.

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(j) Compromise of Accounts Receivable. Borrower shall not collect, compromise or accept any sum in full payment or satisfaction of any Accounts Receivable for materially less than the amount due without the express written consent of the Lender.

(k) Verification of Accounts Receivable. The Lender may directly contact the Account Debtors for written confirmations of the Accounts Receivable at any time whether before or after the occurrence of an Event of Default.

Section 3.04. Use of Collateral. Borrower shall at all times keep the Collateral in good condition and repair and free and clear of all unpaid charges (including, but not limited to, taxes), liens and encumbrances, and shall pay or cause to be paid all material obligations as they come due, including but not limited to, mortgage payments, real estate taxes, assessments and rent due on the premises where the Collateral is or may be located. Borrower agrees that in the event Borrower fails to pay such obligations, the Lender, may, in its sole and arbitrary discretion, pay such obligations for the account of Borrower. The Lender may, in its sole discretion, discharge taxes, liens or security interests or other encumbrances at any time levied or placed on the Collateral and may, in its sole and arbitrary discretion, pay for the maintenance and preservation of the Collateral. Any payments made by the Lender pursuant to this Section 3.04 shall be repayable to the Lender by Borrower immediately upon the Lender’s demand therefor, with interest at an annual rate equal to sixteen (16%) percent during the period from and including the date funds are so expended by the Lenders to the date of repayment in full of such amounts due, and any such amounts due and owing the Lender shall be an additional obligation of Borrower to the Lenders secured hereunder.

Section 3.05. Third Party Waivers. At the Lenders’ request, Borrower shall use its best efforts to deliver to Lender landlord waivers, bailee waivers, warehouse waivers or other third party waivers required by Lender (individually, a “Third Party Waiver”) executed by the lessors, mortgagors, bailors, warehouse owners and/or operators and consignors of or at the Collateral Locations used by Borrower, all in form and substance reasonably satisfactory to the Lenders.

Section 3.06. Delivery of Instruments and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any instrument, certificated security and/or chattel paper, such instrument, certificated security or chattel paper shall be immediately delivered to the Lender, duly indorsed in a manner satisfactory to the Lender, to be held as Collateral pursuant to this Agreement.

Section 3.07. Payment of Obligations. Borrower shall pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral.

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Section 3.08. Commercial Tort Claims. If Borrower shall at any time commence a suit, action or proceeding with respect to any commercial tort claim held by it with a value which Borrower reasonably believes to be of $50,000 or more, Borrower shall promptly notify the Lender thereof in a writing signed by Borrower and describing the details thereof and shall grant to the Lenders in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Lender.

Section 3.09. Representations, Warranties, Agreements and Covenants of the Borrower Regarding the Collateral and Related Items. The Borrower hereby represents, warrants, agrees and covenants to and with the Lender as follows:

(a) The Borrower is the sole owner of, and has full title to all Accounts Receivable of the Borrower and the Collateral free and clear of any liens, security interests, encumbrances, rights or claims (including, but not limited to, the Released Collateral when released from the White Oak Liens and security interest pursuant to the White Oak Credit Agreement and/or the White Oak Credit Agreement Documents) and is fully authorized to grant the security interests in the Borrower’s Accounts Receivable to the Lender (and to the Released Collateral when released from the White Oak Liens and security interest pursuant to the White Oak Credit Agreement and/or the White Oak Credit Agreement Documents). There is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those that have been filed in favor of the Lender pursuant to this Agreement) covering or affecting any of the Borrower’s Accounts Receivable (except for the Collateral subject to the White Oak Liens). So long as this Agreement shall be in effect, Borrower shall not execute and shall not knowingly permit to be on file in any such office or agency any such financing statement or other document or instrument (except to the extent filed or recorded in favor of the Lender pursuant to the terms of this Agreement).

(b) The Borrower will maintain the Collateral so as to preserve its value subject to wear and tear in the ordinary course.

(c) Borrower will pay when due all existing or future charges, liens, or encumbrances on the Accounts Receivable and the Collateral, and will pay when due all taxes and assessments now or hereafter imposed or affecting the Collateral unless such taxes or assessments are diligently contested by Borrower in good faith and reasonable reserves are established therefor. Borrower shall promptly notify the Lender in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any of its Accounts Receivable and/or the other Collateral and of any other information received by Borrower that may materially affect the value of any of its Accounts Receivable and/or the other Collateral, the security interest or the rights and remedies of the Lender hereunder.

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(d) This Agreement creates in favor of the Lender a valid security interest in the Borrower’s Accounts Receivable (and as a result of the Lender’s Springing Lien in the Released Collateral, when released) securing the payment and performance of the Note and all other Liabilities of Borrower under the Documents and, upon making the filings described herein, a perfected first priority security interest in all of the Borrower’s Accounts Receivable and the Released Collateral. No authorization or approval of or filing with or notice to any governmental authority or regulatory body is required either (i) for the grant by Borrower of, or the effectiveness of, the security interest granted hereby or (ii) for the perfection of or exercise by the Lender of its rights and remedies hereunder.

(e) The Lender will prepare, execute and file with the Secretary of State in the State of Delaware, UCC-1 Financing Statements covering (i) the Borrower’s Accounts Receivable on the date of execution of this Agreement and (ii) on each date any Collateral is released from the White Oak Liens and security interests naming the Lender as the secured party thereunder.

(f) Borrower will keep its records concerning the Accounts Receivables and the other Collateral at its address shown in Section 9.3 below. Such records will be of such character as to enable the Lender or its representatives to determine at any time the status thereof, and Borrower will not, unless the Lender shall otherwise consent in writing, maintain any such record at any other address.

(g) Borrower will, at such times as the Lender may request, deliver to the Lender a schedule identifying the Accounts Receivable and the other Collateral subject to the security interest of this Agreement. Borrower shall permit the Lender and its representatives and agents to inspect the Accounts Receivable and the other Collateral at any time, and to make copies of records pertaining to the Accounts Receivable and the other Collateral as may be requested by the Lender from time to time.

(h) No part of the Accounts Receivable and the other Collateral has been judged invalid or unenforceable. No written claim has been received that any Accounts Receivable and the other Collateral or Borrower’s use of any Accounts Receivable and the other Collateral violates the rights of any third party. There has been no adverse decision to Borrower’s claim of ownership rights in or exclusive rights to use the Accounts Receivables and the other Collateral in any jurisdiction or to Borrower’s right to keep and maintain such Accounts Receivable and the other Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of Borrower, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

(i) Borrower shall promptly execute and deliver to the Lender such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Lender may from time to time request and may in its sole discretion deem necessary to perfect, protect or enforce its security interest in the Accounts Receivable and the other Collateral.

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(j) Other than in the ordinary course of business, Lender shall not sell, transfer, assign, convey, license or grant any right to use or otherwise dispose of any Accounts Receivable and the other Collateral without the prior written consent of the Borrower.

(k) Notwithstanding the exercise of any remedy available to the Lender hereunder and/or pursuant to any other Document, at law and/or in equity and/or in connection with an Event of Default or otherwise, Borrower shall remain liable to repay the outstanding Aggregate Principal Amount of the Note, Cash Interest and all other amounts due to the Lender by the Borrower under the other Documents or otherwise after the value or proceeds received by the Lender in connection with such remedy is subtracted.

(l) Borrower shall remain liable under the contracts and agreements included in the Accounts Receivables and the other Collateral to the extent set forth therein and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Agreement had not been executed.

(m) The Lender shall not have any obligation or liability under any such contracts or agreements included in the Accounts Receivable and the other Collateral by reason of this Agreement, nor shall the Lender be obligated to perform any of the obligations or duties of Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(n) All rights of the Lender related to the Blocked Account whether provided by law, the Blocked Account Agreement and/or otherwise and the security interests granted to the Lender hereunder shall be absolute and unconditional, to the maximum extent permitted by law, irrespective of:

(1)	Any lack of validity or enforceability of this Agreement, the Note, the Blocked Account Agreement, any other Document and/ or any other document or instrument relating thereto;

(2)	Any change in the time, manner or place of payment of, or in any other term of, all or any part of the Liabilities or any other amendment to or waiver of or any consent to any departure from the Note, this Agreement or any other Document or instrument relating thereto;

(3)	Any exchange, release or non-perfection of any Collateral (including the Collateral and/or the Accounts Receivable), or any release of or amendment to or waiver of or consent to or departure from any guaranty, for all or any of the Liabilities; or

(4)	Any other circumstance which might otherwise constitute a defense available to, or a discharge of, Borrower, a guarantor or a third party grantor of a security interest.

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(q) Borrower has executed and delivered to the Lender a Perfection Certificate in the form of Exhibit II hereto (the “Perfection Certificate”). Borrower represents and warrants to the Lender as follows:

(i)	Borrower’s exact legal name is as indicated on the Perfection Certificate and on the signature page hereof;

(ii)	Borrower is an organization of the type, and is organized in the jurisdiction, set forth in the Perfection Certificate;

(iii)	the Perfection Certificate accurately sets forth Borrower’s organizational identification number and taxpayer identification number or accurately states that Borrower has none;

(iv)	the Perfection Certificate accurately sets forth Borrower’s place of business or, if more than one, its chief executive office as well as Borrower’s mailing address, if different; and

(v)	all other information set forth on the Perfection Certificate is accurate and complete.

(r) Borrower will immediately notify the Lender of any claim, suit or proceeding against any Accounts Receivable and/or any other Collateral and/or any event causing loss or depreciation in the value of any Accounts Receivable and/or any other Collateral, including the amount of such loss or depreciation.

ARTICLE 4.

REPRESENTATIONS AND WARRANTIES

Section 4.01. Representation and Warranties. Borrower represents and warrants to Lender that on the Closing Date:

(l) Organization, Etc. Borrower is duly organized, validly existing and in good standing under the laws of the state of their respective organization and are duly qualified and in good standing or has applied for qualification as a foreign corporation authorized to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

(m) Authorization: No Conflict. The execution, delivery and performance of the Documents to which Borrower is a party, including, but not limited to, the borrowing hereunder and the use of the proceeds thereof as provided herein (i) are within Borrower’s corporate powers, (ii) have been duly authorized by all necessary action by or on behalf of Borrower, (iii) have, or by the time of their execution and delivery shall have, received all necessary governmental or regulatory approval (if any shall be required), (iv) do not and shall not contravene or conflict with any provision of, or require any consents under (1) any law, rule, regulation or ordinance, (2) Borrower’s organizational documents; or (3) any agreement binding upon Borrower or any of Borrower’s properties except as would not reasonably be expected to have a Material Adverse Effect, including, but not limited to, the White Oak Credit Agreement and/or the White Oak Credit Agreement Documents, and (v) do not result in, or require, the creation or imposition of any lien and/or encumbrance on any of Borrower’s properties or revenues pursuant to any law, rule, regulation or ordinance or any such agreement.

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(n) Validity and Binding Nature. The Documents to which Borrower is a party are the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization and other similar laws of general application affecting the rights and remedies of creditors and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(o) Title to Assets. Borrower has good and marketable title to all assets owned by Borrower, including, but not limited to, the Collateral, subject to no (i) liens, encumbrances, security interests, or mortgages; (ii) zoning, building, fire, health or environmental code violations of any governmental authority; and (iii) violations of any covenants, conditions or restrictions of record. Borrower has obtained all required permits, certificates, licenses, approvals and other authorizations from governmental agencies and entities (whether federal, state or local) necessary to carry on its respective operations.

(p) No Violations of Laws. Borrower is not in material violation of any law, ordinance, rule, regulation, judgment, decree or order of any federal, state or local governmental body or court.

(q) Burdensome Obligations. Borrower is not a party to any indenture, agreement, lease, contract, deed or other instrument, or subject to any partnership restrictions or has any knowledge of anything which could have a Material Adverse Effect.

(r) Taxes. All federal, and material state and local tax returns required to be filed by Borrower have been filed with the appropriate governmental agencies and all taxes due and payable by Borrower have been timely paid.

(s) Employee Benefit Plans. The term “Plan” shall mean an “employee pension benefit plan” (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by Borrower or by any member of the Controlled Group. Each plan and/or employee benefit plan, if any, (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended from time to time) maintained by Borrower complies in all material respects with all applicable requirements of law and regulations and all payments and contributions required to be made with respect to such plans have been timely made.

(t) Federal Laws and Regulations. Borrower is not (i) an “investment Borrower” or a Borrower “controlled”, whether directly or indirectly, by an “investment Borrower”, within the meaning of the Investment Borrower Act of 1940, as amended; or (ii) engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System).

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(u) Fiscal Year. The fiscal year of Borrower ends on December 31 of each year.

(v) Subsidiaries; Locations; Security Rights. All Subsidiaries of the Borrower on the closing date are set forth in the Public Reports. The Public Reports sets forth as of the date hereof all outstanding securities of the Borrower, the amounts outstanding and the terms thereof. All securities of the Borrower issued and outstanding were duly and validly issued, no person has any rescission rights with respect to any securities of the Borrower sold to any such person and all securities issued by the Borrower were issued in accordance with all federal and state securities laws. The Public Reports set forth, as of the closing date, Borrower’s jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of Borrower’s chief executive office or sole place of business or principal residence, as the case may be. Except as set forth on the Public Reports, as of the date hereof, there are no outstanding subscriptions, convertible, exchangeable, exercisable, securities (include debt securities), options, warrants, calls, preemptive or registration rights or other agreements or commitments of any nature relating to any capital stock of Borrower. Except as set forth on the Public Reports, as of the date hereof, there are no contracts, commitments, understandings, or arrangements by which Borrower is or may become bound to issue additional capital stock or options, securities or rights convertible into capital stock. Except as set forth on the Public Reports, as of the date hereof, Borrower is not party to or bound by any agreement or understanding granting registration or anti-dilution rights to any Person with respect to any of its equity or debt securities. Borrower is not a party to, and it has no knowledge of, any agreement or understanding restricting the voting or transfer of any of its capital stock.

(w) Officers and Ownership. As of the date hereof, the Persons set forth in the Public Reports holds the respective office or offices, position or positions (including director positions if a director), in Borrower and (ii) own the percentage of each and every class of issued and outstanding capital stock or other ownership interests of Borrower and the Voting Power over said capital stock or other ownership interests.

(x) Genuineness of Accounts Receivable. All the Accounts Receivable of Borrower are genuine and were incurred in the ordinary course of business and are not in default. Each of the Accounts Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the customer therein named, for a fixed sum as set forth in the invoice relating thereto with respect to an absolute sale or lease and delivery of goods upon stated terms of Borrower. Same shall be due and owing in accordance with Borrower’s standard terms of sale without dispute, setoff or counterclaim. Each customer of Borrower, to the best of Borrower’s knowledge, as of the date each Account Receivable is created, is and will be solvent and able to pay all Accounts Receivables on which the customer is obligated in full when due. With respect to such customers of Borrower who are not solvent, Borrower has set up on its books and in its financial records bad debt reserves adequate to cover such Account Receivables.

(y) Collateral Locations. All of the tangible Collateral is located at the Collateral Locations.

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(z) Pay-Off Letter. All information in the Pay-Off Letter is true and complete in all respects.

(aa) White Oak Credit Agreement; Etc. No provision of the White Oak Credit Agreement, the other White Oak Credit Agreement Documents, and/or any other related documents directly and/or indirectly (i) have since their original execution been amended, supplemented, waived and/or otherwise changed in such a manner that could directly and/or indirectly effect any of the Lender’s rights under any of the Documents and/or (ii) provide White Oak, the Lending Parties and/or any other person and/or entity with any security interest and/or Lien in any Accounts Receivable of the Borrower and/or any proceeds therefrom.

(bb) Rule 506(d) Bad Actor Disqualification Representations and Covenants.

(i) No Disqualification Events. Neither the Borrower, nor any of its predecessors, affiliates, any manager, executive officer, other officer of the Borrower participating in the offering, any beneficial owner (as that term is defined in Rule 13d-3 under the Exchange Act) of 20% or more of the Borrower’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Borrower in any capacity as of the date of this Agreement and on the Closing Date (each, a “Borrower Covered Person” and, together, “Borrower Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Borrower has exercised reasonable care to determine (i) the identity of each person that is a Borrower Covered Person; and (ii) whether any Borrower Covered Person is subject to a Disqualification Event. The Borrower will comply with its disclosure obligations under Rule 506(e).

(ii) Other Covered Persons. The Borrower is not aware of any person (other than any Borrower Covered Person) that has been or will be paid (directly or indirectly) remuneration in connection with the Loan, the Note and/or the Warrants that is subject to a Disqualification Event (each an “Other Covered Person”).

(iii) Reasonable Notification Procedures. With respect to each Borrower Covered Person, the Borrower has established procedures reasonably designed to ensure that the Borrower receives notice from each such Borrower Covered Person of (i) any Disqualification Event relating to that Borrower Covered Person, and (ii) any event that would, with the passage of time, become a Disqualification Event relating to that Borrower Covered Person; in each case occurring up to and including the Closing Date.

(iv) Notice of Disqualification Events. The Borrower will notify the Lender immediately in writing upon becoming aware of (i) any Disqualification Event relating to any Borrower Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Borrower Covered Person and/or Other Covered Person.

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(cc) Schedules. All Schedules of the Borrower to this Agreement and any other Documents, shall be updated and provided to the Lender no later than the Closing Date, so that on the Closing Date all such Schedules be true, accurate and complete.

(dd) Accuracy of Information, etc. No statement or information contained in this Agreement, the Public Reports (as defined below), any other Document or any other document, certificate or statement furnished to the Lender by or on behalf of Borrower in writing for use in connection with the transactions contemplated by this Agreement and/or the other Documents, contained as of the date such statement, information, document or certificate was made or furnished, as the case may be, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein, taken as a whole, not materially misleading. There is no fact known to Borrower that could have a Material Adverse Effect that has not been expressly disclosed herein, in the other Documents, or in any other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated hereby and by the other Documents.

(ee) Solvency. Borrower is as of the date hereof Solvent; and shall be Solvent immediately prior to, and immediately following the Closing, after giving effect to the incurrence of all Indebtedness and all other obligations being incurred by the Borrower herewith and pursuant to the other Documents and the use of the $2,375,000 Purchase Price as provided elsewhere herein, including, but not limited to, the full payment of the $113,125 Aegis Payment, the $40,000 of Lender’s Expenses and the $1,797,600 31 Group Payment will be, Solvent.

(ff) Affiliate Transactions. Other than as disclosed in the Public Reports, Borrower has not purchased, acquired or leased any property from, or sold, transferred or leased any property to, or entered into any other transaction with (i) any Affiliate, (ii) any officer, director, manager, shareholder or member of Borrower or any Affiliate of any thereof, or (iii) any member of the immediate family of any of the foregoing, except on terms comparable to the terms which would prevail in an arms-length transaction between unaffiliated third parties and have been disclosed to Lenders in writing.

(gg) Deposit Accounts. All deposit accounts, checking accounts, securities accounts and investment accounts of Borrower are set forth on Schedule 4.01(v).

(hh) Intellectual Property. The Borrower has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the Public Reports as necessary or required for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and the Borrower has not received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned. The Borrower has not received, since the date of the latest audited financial statements included within the Public Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Borrower, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Borrower has taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All Intellectual Property Rights of the Borrower are set forth in the Public Reports.

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(ii) [Reserved].

(jj) USA Patriot Act. Borrower is in compliance, in all material respects, with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”). No part of the proceeds of the Loan will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(kk) Foreign Asset Control Laws. Borrower is not a Person named on a list published by OFAC or a Person with whom dealings are prohibited under any OFAC Regulations.

(ll) [Reserved].

(mm) Indebtedness; Liens, Etc. The Borrower has no Indebtedness (except Permitted Indebtedness), and has no Liens (except Permitted Liens).

(nn) Authorization; Enforcement. All corporate action on the part of the Borrower, its officers, directors and stockholders necessary for the authorization, execution and delivery of the Documents and the performance of all obligations of the Borrower under the Documents, and the authorization (or reservation for issuance), sale and issuance of the Notes, Warrants and the Warrant Shares, have been taken on or prior to the date hereof. Each of the Documents has been duly executed by the Borrower and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(oo) Valid Issuance of the Warrant and the Warrant Shares; Reservation of Shares. Each of the Notes and Warrants has been duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Borrower other than restrictions on transfer under this Agreement and under applicable state and federal securities laws. Upon the issuance of the Warrant Shares pursuant to the exercise of the Warrant, the Warrant Shares when issued and delivered in accordance with the terms of the Warrant, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Borrower other than restrictions on transfer under this Agreement, the Warrant and applicable state and federal securities laws. The Borrower has reserved from its duly authorized capital stock a sufficient number of shares of Common Stock for the issuance of all of the Warrant Shares. The Warrant, the Note, and the Warrant Shares shall sometimes be collectively referred to as the “Securities.”

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(pp) Capitalization and Voting Rights. The authorized capital stock of the Borrower and the shares thereof issued and outstanding were as set forth in the Public Reports (as defined below) as of the dates reflected therein. All of the outstanding shares of Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth in the Public Reports and this Agreement, there are no agreements or arrangements under which the Borrower is obligated to register the sale of any securities under the 1933 Act. Except as set forth in the Public Reports, no shares of Common Stock are entitled to preemptive rights and there are no outstanding debt securities and no contracts, commitments, understandings, or arrangements by which the Borrower is or may become bound to issue additional shares of the capital stock of the Borrower or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Borrower other than those issued or granted in the ordinary course of business pursuant to the Borrower’s equity incentive and/or compensatory plans or arrangements. Except for customary transfer restrictions contained in agreements entered into by the Borrower to sell restricted securities or as set forth in the Public Reports, the Borrower is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Borrower. Except as set forth in the Public Reports, the offer and sale of all capital stock, convertible or exchangeable securities, rights, warrants or options of the Borrower issued prior to the applicable Representation Date complied with all applicable federal and state securities laws, and no stockholder has any right of rescission or damages or any “put” or similar right with respect thereto that would have a Material Adverse Effect. Except as set forth in the Public Reports, there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the Note, the Warrants, this Agreement, or the consummation of the transactions described herein or therein.

(qq) Offering. Subject to the truth and accuracy of the Lender’s representations set forth in Section 11 of this Agreement, the offer and sale of the Securities as contemplated by this Agreement are exempt from the registration requirements of the 1933 Act, and the qualification or registration requirements of state securities laws or other applicable blue sky laws. Neither the Borrower nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

(rr) Public Reports. The Borrower is current in its filing obligations under the 1934 Act, including, without limitation, as to its filings of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (collectively, the “Public Reports”). The Public Reports do, at the time filed with the SEC, did not contain any untrue statement of a material fact or omit to state any fact necessary to make any statement therein not misleading. The financial statements included within the Public Reports for the fiscal year ended December 31, 2013 and for the quarterly periods (the “Financial Statements”) have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated and with each other, except that unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present, in all material respects, the financial condition and operating results of the Borrower as of the dates, and for the periods, indicated therein, subject in the case of unaudited Financial Statements to normal year-end audit adjustments.

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(ss) Sarbanes-Oxley Act. The Borrower is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(tt) Arbitration, Absence of Litigation. Except as disclosed in the Public Reports, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower, the Common Stock or any of the Borrower’s officers or directors in their capacities as such.

(uu) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the Public Reports, except as specifically disclosed in a subsequent Public Report filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Borrower has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Borrower’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Borrower has not altered its method of accounting, (iv) the Borrower has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Borrower has not issued any equity securities to any officer, director or affiliate, except pursuant to existing Borrower stock option plans. The Borrower does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Borrower or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Borrower under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

(vv) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Documents, the Borrower confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that it believes constitutes material, non-public information. The Borrower understands and confirms that the Lender will rely on the foregoing representation and the Public Reports in effecting the Loan and purchasing the Warrant. All of the disclosure furnished by or on behalf of the Borrower to the Lender in the Documents or the Public Report regarding, among other matters relating to the Borrower, its business and the transactions contemplated hereby, including the Schedules to this Agreement, are true and correct in all material respects as of the date made and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Borrower acknowledges and agrees that the Lender does not make nor has it made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in herein and/or in Section 11 hereof.

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(ww) No Integrated Offering. Assuming the accuracy of the Lender’s representations and warranties set forth in Section 11, neither the Borrower, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Borrower for purposes of (i) the 1933 Act which would require the registration of any such securities under the 1933 Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Borrower are listed or designated.

(xx) Bankruptcy Status; Indebtedness. The Borrower has no current intention or expectation to file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the applicable representation date. All outstanding secured and unsecured Indebtedness (as defined below) of the Borrower, or for which the Borrower has commitments, is set forth in the Public Reports.

(yy) Regulation M Compliance. The Borrower has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Borrower to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Borrower.

(zz) No Consents, Etc. No direct and/or indirect consent, approval, authorization and/or similar item is required to be obtained by the Borrower to enter into this Agreement, the Note and/or the other Documents and/or to perform and/or undertake any of the transactions contemplated pursuant to this Agreement, the Note and/or any of the other Documents including, but not limited to, by White Oak, any of the Lending Parties and/or any other party to the White Oak Credit Agreement and/or the White Oak Credit Agreement Documents, including, but not limited to, for the Lender to obtain a first priority security lien in the Borrower’s Accounts Receivables on the Closing Date, and to the Released Collateral on each date any Released Collateral is released pursuant to the White Oak Credit Agreement and/or the White Oak Credit Agreement Documents.

(aaa) No Senior or Pari Passu Liens. Notwithstanding anything to the contrary provided herein or elsewhere, no person has any direct and/or indirect liens and/or security interests in any of the Borrower’s Accounts Receivable that are senior and/or pari passu to the Lender’s Liens evidencing the $2,500,000 of Indebtedness represented by the $2,500,000 aggregate principal amount Note and all other obligations and Liabilities of the Borrower to the Lender, except for the White Oak Liens with respect to the Collateral, excluding the Borrower’s Accounts Receivable.

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ARTICLE 5.

COVENANTS

Section 5.01. Affirmative Covenants. Commencing on the Closing Date and until all the Liabilities are paid in full and this Agreement, Borrower covenants and agrees that:

(bbb) Financial Statements and Certificates. While any amounts are owed to the Lender from the Borrower (including, but not limited to, any Liability), Borrower will furnish the following to the Lender, all in form and scope acceptable to the Lenders, unless such information is included in the Borrower’s most recent Public Reports:

(i) within 105 days after the close of each fiscal year of Borrower, a copy of the annual report of Borrower consisting of a balance sheet, statement of operating results and retained earnings, statement of cash flows and notes to financial statements, profit and loss statement and statement of changes in financial position of Borrower, prepared in conformity with GAAP, duly prepared by certified public accountants of recognized standing selected by Borrower and reasonably approved by the Lenders;

(ii) within 50 days after the end of each fiscal quarter, (a) a copy of an unaudited financial statement of Borrower prepared in the same manner as the report referred to in paragraph (i) above, signed by the chief financial officer of Borrower and consisting of a balance sheet as at the close of such fiscal quarter and statements of earnings, cash flow, income and source and application of funds for such fiscal quarter and for the period from the beginning of such fiscal year to the close of such fiscal quarter, and (b) a duly completed compliance certificate, dated the date of such financial statements and certified as true and correct by the chief executive officer or chief financial officer of Borrower, stating that Borrower has not become aware of any Event of Default that has occurred and is continuing or, if there is any such Event of Default describing it and the steps, if any, being taken to cure it;

(iii) a duly completed compliance certificate, dated the date of such financial statements and certified as true and correct by the chief executive officer or chief financial officer of Borrower, stating that Borrower has not become aware of any Event of Default that has occurred and is continuing or, if there is any such Event of Default describing it and the steps, if any, being taken to cure it. Each compliance certificate shall be in substantially the form as Exhibit A to the White Oak Credit Agreement, as applicable;

(iv) copies of any and all reports, examinations, notices, warnings and citations issued by any governmental or quasi-governmental (whether federal, state or local), unit, agency, body or entity with respect to Borrower that could have a Material Adverse Effect; and

(v) such other information as the Lender from time to time reasonably requests.

(ccc) Books, Records and Inspections. Borrower shall (i) maintain complete and accurate books and records; (ii) permit access by the Lender and its agents and/or representatives to such books and records as they relate to this Agreement, the Loan, the Accounts Receivable, the Collateral and/or the other Documents; and (iii) permit such persons, upon two (2) days prior written notice, to inspect the properties, whether real or personal, and operations of Borrower.

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(ddd) Insurance. Borrower shall maintain such insurance as may be required by law and such other insurance to the extent and against such hazards and liabilities as is customarily maintained by companies similarly situated. All property insurance policies shall, within 30 days following the Closing Date, contain lender loss payable clauses in form and substance reasonably satisfactory to the Lender, naming the Lender as a lender loss payee, mortgagee and/or additional insured, as its interest may appear, and providing that such policies and lender loss payable clauses may not be canceled, amended or terminated unless at least thirty (30) days (or ten (10) days in the case of non-payment of premiums) prior written notice thereof has been given to the Lender. All insurance proceeds received by the Lender may be retained by the Lender, in its sole discretion, for application to the payment of the Liabilities as the Lender may determine. In addition to the foregoing.

(eee) Taxes and Liabilities. Borrower shall pay when due all material taxes, assessments and other liabilities except as contested in good faith and by appropriate proceedings and for which adequate reserves in conformity with GAAP have been established.

(fff) Maintenance of Business; Borrower Names. Borrower shall (i) keep all property and systems useful and necessary in its business in good working order and condition, (ii) preserve its existence, rights and privileges in the jurisdiction of its organization or formation, as set forth on the Public Reports an become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary (iii) not operate in any business other than a business substantially the same as the business as in effect on the date of this Agreement; provided, however, that it may change its jurisdiction of organization or formation establishment upon thirty (30) days prior written notice to the Lender. Borrower shall give Lender thirty (30) days’ prior written notice before Borrower changes its name or does business under any other name.

(ggg) Employee Benefit Plans, Etc. Borrower shall (i) maintain each plan and/or each employee benefit plan as to which it may have any liability in substantial compliance with all applicable requirements of law and regulations; (ii) make all payments and contributions required to be made pursuant to such Plans and/or plans in a timely manner; and (iii) neither establish any new Plan and/or employee benefit plan, agree or contribute to any Plan and/or multi-employer plan nor amend any existing Plan and/or employee pension benefit plan in a manner which would increase its obligation to contribute to such Plan and/or plan.

(hhh) Good Title. Borrower shall at all times maintain good and marketable title to all of its assets necessary for the operation of its business.

(iii) Maintenance of Intellectual Property Rights. The Borrower will take all reasonable action necessary or advisable to maintain all of the Intellectual Property Rights of the Borrower that are necessary or material to the conduct of its business in full force and effect.

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(jjj) Collateral Locations. Borrower shall give the Lenders thirty (30) days prior written notice of a change in (i) its jurisdiction of organization or the location of its Chief Executive Office or sole place of business or principal residence, (ii) its name or (iii) the location of any Collateral at any place other than the Collateral Locations, and, simultaneously therewith shall deliver to the Lender all additional executed financing statements and other documents reasonably requested by the Lender to maintain the validity, perfection and priority of the security interests provided for in the Documents.

(kkk) Securities Law Disclosure; Publicity. The Borrower shall by 5:30 p.m. (New York City time) on the fourth Trading Day immediately following the Closing Date, issue a Current Report on Form 8-K (the “Current Report”) disclosing the material terms of the transactions contemplated hereby, and including the Documents as exhibits thereto, within the time required by the 1934 Act. From and after the issuance of the Current Report, the Borrower represents to the Lender that the Borrower shall have publicly disclosed all material, non-public information delivered to the Lender as of such time by the Borrower or any of its subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Documents. The Borrower shall afford the Lender and its counsel with a reasonable opportunity to review and comment upon, shall consult with the Lender and its counsel on the form and substance of, and shall give due consideration to all such comments from the Lender or its counsel on, any press release, SEC filing or any other public disclosure made by or on behalf of the Borrower relating to the Lender, its purchases hereunder or any aspect of the Documents or the transactions contemplated thereby, prior to the issuance, filing or public disclosure thereof, and the Borrower shall not issue, file or publicly disclose any such information to which the Lender shall reasonably object. For the avoidance of doubt, the Borrower shall not be required to submit for review any such disclosure contained in periodic reports filed with the SEC under the 1934 Act if it shall have previously provided the same disclosure for review in connection with a previous filing.

(lll) Notices. Borrower shall, after receipt of knowledge thereof, give prompt written notice to the Lender of:

(i) the occurrence of any Event of Default or any event which with the passage of time or the giving of notice or both would become an Event of Default;

(ii) any litigation, investigation or proceeding which may exist at any time between Borrower and any governmental authority, that in either case, if not cured or if adversely determined, as the case may be, could have a Material Adverse Effect;

(iii) any litigation or proceeding affecting Borrower (1) in which the amount involved is $1,000,000 or more, (2) in which injunctive and/or other equitable relief is sought and/or (3) which relates to any Document, any of the transactions contemplated by any Document, the White Oak Credit Agreement and/or the White Oak Credit Agreement Documents;

(iv) any Lien (other than security interests created hereby or Permitted Liens) on any of the Collateral and/or any Indebtedness other than Indebtedness related to the Documents or Permitted Indebtedness;

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(v) Any matter developed and/or event that has resulted or could reasonably be expected to result in a Material Adverse Effect, including any such matter arising from: any breach or non-performance of, or any default under the Documents, the White Oak Credit Agreement, the White Oak Credit Agreement Documents and/or any other material agreements that the Borrower is a party to and/or any of its property is bound by; and

(vi) the occurrence of any other event which could reasonably be expected to have a material adverse effect on the Blocked Account, the Accounts Receivable and/or the other Collateral or on the security interests created by the Documents; and

(vii) the release and/or failure to release when required of any Collateral from the White Oak Liens and security interests pursuant to the White Oak Credit Agreement, the White Oak Credit Agreement Documents and/or otherwise and/ or any claim by White Oak of any new Liens on any asset of the Borrower’s assets as well as any correspondence with White Oak and/or documents filed by White Oak perfecting a Lien (whether such Liens are valid and/or invalid);

Each notice pursuant to this Section 5.01(k) shall be accompanied by a statement of Borrower setting forth details of the occurrence referred to therein and stating what action Borrower proposes to take with respect thereto.

(mmm) Environmental Laws. Borrower shall (i) comply in all material respects with, and endeavor to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and endeavor to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, and (ii) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all governmental authorities regarding Environmental Laws.

(nnn) Further Assurances. Borrower shall, from time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take such actions, as the Lender may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Documents, or of more fully perfecting or renewing the rights of the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by Borrower which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Documents which requires any consent, approval, recording, qualification or authorization of any governmental authority, Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Lender may be required to obtain from Borrower for such governmental consent, approval, recording, qualification or authorization.

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Section 5.02. Negative Covenants. Until all the Liabilities are paid in full, Borrower covenants and agrees that:

(ooo) Restricted Payments. The Borrower shall not directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness, whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness, except for Permitted Indebtedness.

(ppp) Restricted Issuances. The Borrower shall not, directly or indirectly, (i) issue any Notes (other than as contemplated by this Agreement) or (ii) issue any other securities that would cause a breach or default and/or an Event of Default under the Note and/or any other Document.

(qqq) Restriction on Redemption and Dividends. Except as set forth on Schedule 5.02(c), the Borrower shall not, directly or indirectly, redeem, repurchase or declare or pay any dividend or distribution on any of its capital stock whether in cash, stock rights and/or property (other than dividends and distributions to the Borrower to or from any wholly-owned Subsidiary of the Borrower or between wholly-owned Subsidiaries of the Borrower).

(rrr) Restriction on Transfer of Assets. The Borrower shall not, directly or indirectly, sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any assets or rights of the Borrower or any Subsidiary owned or hereafter acquired whether in a single transaction or a series of related transactions, other than (i) sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by the Borrower in the ordinary course of business, (ii) any license to any Person in furtherance of a business plan of the Borrower approved by the board of directors of the Borrower and not in violation of any other provisions of the Documents below and (iii) sales of a majority of the Independent directors of Inventory in the ordinary course of business.

(sss) Change in Nature of Business. The Borrower shall not, directly or indirectly, engage in any business substantially different from the business conducted by the Borrower on the Issuance Date or any business substantially related or incidental thereto. The Borrower shall not, directly or indirectly, modify its or their corporate structure for any purpose.

(ttt) Indebtedness. Borrower shall not incur or permit to exist any Indebtedness, except for Permitted Indebtedness.

(uuu) Liens. Borrower shall not create or permit to exist any mortgage, pledge, title retention lien, or other lien, encumbrance or security interest with respect to any assets and/or the Collateral whether now owned or hereafter acquired and owned, except for Permitted Liens.

(vvv) Guaranties, Loans or Advances. Borrower shall not become or be a guarantor or surety of, or otherwise become or be responsible in any manner with respect to any undertaking of any other Person, or make or permit to exist any loans or advances to or investments in any other Person, except for the endorsement, in the ordinary course of collection, of instruments payable to it or to its order.

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(www) Violation of Law. Borrower shall not violate any law, statute, ordinance, rule, regulation, judgment, decree, order, writ or injunction of any federal, state or local authority, court, agency, bureau, board, commission, department or governmental body if such violation could have a Material Adverse Effect.

(xxx) Unconditional Purchase Obligations. Borrower shall not enter into or be a party to any contract for the purchase of materials, supplies or other property or services if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services.

(yyy) Use of Proceeds. Borrower shall not permit any proceeds of the Loan to be used either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of “purchasing or carrying any margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time.

(zzz) Negative Pledge Clauses. Borrower shall not enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of Borrower to create, incur, assume or suffer to exist any lien upon the Collateral, whether now owned or hereafter acquired, to secure the Liabilities, other than pursuant to this Agreement and the other Documents.

(aaaa) Hedge Agreements. Borrower shall not enter into any hedge agreement other than hedge agreements entered into in the ordinary course of business, and not for speculative purposes, to protect against changes in interest rates or foreign exchange rates.

(bbbb) ERISA. Borrower shall not create or become obligated under any Plan.

(cccc) No Other Blocked Account. The Borrower shall not directly and/or indirectly create any bank account, or similar account and/or make any other arrangement similar to and/or for the purpose of the Blocked Account.

(dddd) Certain Actions. The Borrower shall take any and all action necessary, required and/or requested by the Lender including the filing of UCC-3(s) and/or similar forms to remove and terminate all Liens and/or security interests (including the White Oak Liens), on all assets of the Borrower evidencing Indebtedness of the Borrower to White Oak, the other Lending Parties, and any other person, as soon as possible as provided in the Loan and Security Agreement dated as of October 1, 2014, among White Oak, the Lending Parties, VaultLogix and the other parties named therein (the “White Oak Credit Agreement”), in the White Oak Credit Agreement Documents and/or in any other document. The Borrower shall not directly and/or indirectly take any action to extend the period of time that the White Oak Liens and/or any other Liens and/or any security interests of White Oak, the other Lending Parties, and/or any other person may have on any assets of the Borrower as set forth in the White Oak Credit Agreement, the White Oak Credit Agreement Documents, and/or the other document from the date such documents were originally executed.

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ARTICLE 6.

CLOSING CONDITIONS

Section 6.01. Closing Conditions of the Lender. The Lender’s obligation to enter into the Documents and purchase the Note is subject to the fulfillment of each and every one of the following conditions prior to or contemporaneously with the Lender entering into the Documents and purchasing the Note (unless waived by Lender in their sole and absolute discretion):

(eeee) Delivery of Documents. The Lender shall have received from the Borrower each of the following, in form and substance reasonably satisfactory to the Lender and its counsel, and where applicable, duly executed and recorded:

(i) certificates of the Chief Executive Officer and Secretary of Borrower and certifying as to (a) copies of the Certificate of Incorporation and by-laws of the Borrower, as restated or amended as of the date of this Agreement; (b) all actions taken and consents made by the Borrower and its Board of Directors and shareholders, as applicable to authorize the transactions provided for or contemplated under this Agreement and the other Documents and the execution, delivery and performance of the Documents; and (c) the names of the directors and officers of the Borrower authorized to sign the Documents, together with a sample of the true signature of each such Person;

(ii) the results of a recent lien search in the “location” (as defined in UCC) of Borrower and each such search shall reveal no liens on any of such assets;

(iii) each Document and/or document (including, without limitation, any UCC financing statement, any filing required to be made with any governmental agency to secure any patents and deposit account control agreements) required by this Agreement or under law or requested by the Lenders to be filed, registered or recorded in order to create in favor of the Lenders a perfected lien on the Accounts Receivable and the other Collateral described therein, prior and superior in right to any other Person, shall have been filed, registered or recorded or shall have been delivered to the Lenders in proper form for filing, registration or recordation;

(iv) this Agreement;

(v) the Note;

(vi) the Warrant;

(vii) Certificates of good standing for Borrower in the jurisdiction of Borrower’s incorporation or formation, in the principal places in which Borrower conducts business and in places in which Borrower owns real estate and/or Collateral;

(viii) The Lender has received the fully executed, dated and completed Pay-Off Letter, in form and substance reasonably satisfactory to the Lender;

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(ix) The Lender has received the fully executed, dated and completed Perfection Certificate from the Borrower in form and substance reasonably satisfactory to the lender;

(x) The Lender has received the fully executed Blocked Account Agreement and all other documents and/or instruments in connection and/or related thereto in form and substance satisfactory to the Lender;

(xi) The executed Transfer Agent Instruction Letter, a legal opinion of the Borrower’s corporate and securities counsel customarily given in connection with transactions of the nature set forth in this Agreement and the other Documents and in form and substance reasonably satisfactory to the Lenders; provided, however, that notwithstanding anything to the contrary provided herein or elsewhere such executed legal opinion shall be delivered to the Lender and its counsel no later than five (5) Business Days following the Closing Date, in form and substance reasonably satisfactory to the Lender and its counsel;

(xii) Satisfactory proof that (i) the 31 Lien, and (ii) the 31 Lock-Box Arrangements, each have been terminated and are of no further force and/or effect; and

(xiii) Such other documents, certificates, opinions, instruments and/or other items reasonable requested by the Lender and/or its legal counsel.

(xiv) The issuance by the Borrower to 31 Group of the

(ffff) Approvals. The receipt by the Lender of all governmental and third party approvals necessary in connection with the continuing operations of Borrower, the execution and performance of the Documents and the transactions contemplated thereby, all of which consents/approvals shall be in full force and effect.

(gggg) Additional Conditions. The fulfillment of each and every one of the following conditions prior to or contemporaneously with the making of the Loan.

(i) Representations and Warranties. Each of the representations and warranties made by Borrower in or pursuant to the Documents and all Schedules and/or Exhibits to this Agreement and/or any of the other Documents shall be true and correct in all material respects on and as of the Closing Date as if made (or given) on and as of such date (except where such representation and warranty speaks of a specific date in which case such representation and warranty shall be true and correct as of such date).

(ii) No Events of Default. No Event of Default or event which with the passage of time or the giving of notice or both would become an Event of Default shall have occurred or would result from the making of the Loan.

(iii) Fees, Etc. The Lender’s Expenses, the $113,125 Aegis Payment and the 31 Group Payment shall have been received by such parties.

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(iv) Compliance with Laws. The Borrower shall have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of this Agreement and the other Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the Borrower shall have obtained all permits and qualifications required by any applicable state securities or “Blue Sky” laws for the offer and sale of the Securities by the Borrower to the Investor).

(v) No Injunction. No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened in writing or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay the execution and performance of the Documents and/or any of the transactions contemplated by the Documents.

(vi) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any court or governmental authority shall have been commenced or threatened in writing, and no inquiry or investigation by any governmental authority shall have been commenced or threatened in writing, against the Borrower or any Subsidiary, or any of the officers, directors or affiliates of the Borrower or any Subsidiary, seeking to restrain, prevent or change the Documents and/or any of the transactions contemplated by the Documents, or seeking material damages in connection with such Documents and/or transactions.

(vii) Listing of Securities. All of the Warrant Shares and the other securities that may be issued pursuant to the Warrant, shall have been approved for listing or quotation on the Trading Market as of the Closing Date, in each case, and as required, without regard to any limitations on exercise of the Warrants.

(viii) No Material Adverse Effect. No condition, occurrence, state of facts or event constituting a Material Adverse Effect shall have occurred and be continuing.

(ix) Current Public Information. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Borrower with the SEC since January 1, 2014, pursuant to the reporting requirements of the 1934 Act, including all material required to have been filed pursuant to Section 13(a) or 15(d) of the 1934 Act, shall have been filed with the SEC under the 1934 Act.

(x) No Suspension of Trading in or Notice of Delisting of Common Stock. Trading in the Common Stock shall not have been suspended by the SEC, the Principal Trading Market or FINRA. The (except for any suspension of trading of less than fourteen (14) days), the Borrower shall not have received any final and non-appealable notice that the listing or quotation of the Common Stock on the Principal Trading Market shall be terminated on a date certain (unless, prior to such date certain, the Common Stock is listed or quoted on any other Principal Trading Market), trading in securities generally as reported on the Principal Trading Market shall not have been suspended or limited, nor shall a banking moratorium have been declared either by the U.S. or New York State authorities, there shall not have been imposed any suspension of electronic trading or settlement services by the Depository Trust Company (“DTC”) with respect to the Common Stock that is continuing, the Borrower shall not have received any notice from DTC to the effect that a suspension of electronic trading or settlement services by DTC with respect to the Common Stock is being imposed or is contemplated (unless, prior to such suspension, DTC shall have notified the Borrower in writing that DTC has determined not to impose any such suspension), nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis that has had or would reasonably be expected to have a material adverse change in any U.S. financial, credit or securities market that is continuing.

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(xi) Release of 31 Group Lien, Etc. (i) The Security Agreement dated as of October 6, 2014 and effective as of August 1, 2014 by and between 31 Group and the Borrower (the “Security Agreement”), securing the obligations of the Borrower to 31 Group in connection with the $1,500,000 31 Note and the 31 SPA, (ii) the 31 Note, (iii) the 31 SPA, and (iv) all other documents and instruments contemplated by the Security Agreement, the 31 Note and the 31 SPA including, but not limited to, UCC-1(s) and/or other financing statements establishing a lien in favor of 31 Group in any of the Borrower’s assets set forth in the Security Agreement (and/or otherwise) covering any assets of the Borrower, shall, upon receipt by the 31 Group of the 31 Group Payment as set forth in Schedule 2.11 and the Pay-Off Letter and the filing of the appropriate documents with the Secretary of State of the State of Delaware and/or any other State, be terminated in full and be of no further force and/or effect (to the extent so provided in any such document).

(xii) Completion of Due Diligence. Lender shall have completed its legal, business and financial due diligence of the Borrower to its full satisfaction and is fully satisfied with the results thereof.

(xiii) 31 Group Lock-Box Arrangement. All lock-box and similar arrangements for and on behalf of 31 Group relating to the Accounts Receivable of the Borrower and other items shall upon receipt by 31 Group of the 31 Group Payment in immediately available funds in the amounts set forth in Schedule 2.11 hereto and the Pay-Off Letter, shall be terminated and of no further force and effect.

(xiv) Allied Affiliate Funding, L.P.; Other Liens; Etc. All liens and security interests of Allied Affiliate Funding, L.P., and or its Affiliates and all other parties (except the White Oak Liens), shall have been terminated and of no further effect and the Borrower shall provide proof to the Lender of such termination in form and substance satisfactory to the Lender; and no Liens or security interest shall exist and/or be created that are senior or pari passu to the Liens evidencing the Indebtedness of the Borrower to the Lender pursuant to this Agreement, the Note and the other Documents, except for the White Oak Liens to the Collateral but excluding all of the Borrower’s Accounts Receivable.

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Section 6.02 Closing Conditions of Borrower. The obligation of the Borrower to sell and issue the Note and the Warrant to the Lender at the Closing is subject to the fulfillment, to the Borrower’s reasonable satisfaction, prior to or contemporary at the Closing, of each of the following conditions (unless waived by the Borrower):

(hhhh) Representations and Warranties. Each of the representations and warranties made by Borrower in or pursuant to the Documents and all Schedules and/or Exhibits to this Agreement and/or any of the other Documents shall be true and correct in all material respects on and as of the Closing Date as if made (or given) on and as of such date (except where such representation and warranty speaks of a specific date in which case such representation and warranty shall be true and correct as of such date).

(iiii) No Injunction. No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened in writing or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Documents.

(jjjj) Receipt of the $2,375,000 Purchase Price. The Borrower shall receive at or substantially simultaneously with the Closing, the $2,375,000 Purchase Price less the (i) $40,000 of Lender’s Expenses including, but not limited to, the $35,000 of legal fees owed by Borrower to Lender’s legal counsel (plus such counsel’s documented cost and expenses), (ii) the $1,797,600 31 Group Payment as set forth in Schedule 2.11 hereto and the Pay-Off Letter, and (iii) the $113,125 Aegis Payment, all of which funds set forth in (i) (ii) and (iii) of this Section 6.02(c), while constituting part of the $2,375,000 Purchase Price shall be paid directly to the Lender, the Lender’s legal counsel, 31 Group and Aegis, as the case may be, by the Lender directly without resulting in any set-off and/or reduction in the Aggregate Principal Amount of the Note and/or any set-off or reduction in any other Liabilities or amounts owed by the Borrower to the Lender.

ARTICLE 7.

EVENTS OF DEFAULT

Each of the following acts, occurrences or omissions shall constitute an event of default under this Agreement (herein referred to as an “Event of Default”), whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body or tribunal:

(kkkk) Payment Default Under the Note. Default in the payment when due of any amount and/or Liabilities due and owing to the Lender by the Borrower under and/or related to the Note on account of (i) the Aggregate Principal Amount of the Note, (ii) interest (including, but not limited to, Cash Interest), and/or (iii) otherwise; or

(llll) Other Payment Defaults. Except for the Event of Default set forth in Section 7(a), hereof, the default, and continuance thereof for five (5) Business Days after the date due, in the payment of any other amount owing by Borrower to the Lender pursuant to the Documents or any other agreement, note, instrument or guarantee; or

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(mmmm) Breach of Representations and Warranties. Any representation or warranty made by Borrower contained herein and/or in any of the other Documents shall at any time prove to have been materially incorrect in any respect when made (unless such representation and/or warranty refers to a specific date, in which case, it shall be an Event of Default if the representation and/or warranty shall prove to have been materially incorrect as of such specified date), and such default shall continue unremedied for five (5) Business Days; or

(nnnn) Breach of Certain Covenants. Borrower shall default in the performance or observance of any material term, covenant, condition or agreement on its part to be performed or observed by it hereunder and/or in any other Document, and such default shall continue unremedied for five (5) Business Days; or

(oooo) Bankruptcy Events. Either: (i) Borrower shall fail to be Solvent or generally fail to pay, or admit in writing its inability to pay, such Person’s debts as they become due, or a proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed by or against Borrower or Borrower makes an assignment for the benefit of creditors; provided, however, that no Event of Default shall exist pursuant to this paragraph (e) due to an involuntary bankruptcy case, proceeding or petition filed against Borrower unless such involuntary case, proceeding or petition shall not have been dismissed or withdrawn within sixty (60) days after the date of such involuntary filing; (ii) Borrower shall be dissolved, whether voluntarily or involuntarily; or (iii) corporate or other action shall be taken by Borrower for the purpose of effectuating any of the foregoing; or

(pppp) Collateral Defects. Any of the provisions of ARTICLE 3 hereto shall cease, for any reason, to be in full force and effect, or any Person shall so assert, or any Lien created thereby shall cease to be enforceable and of the same effect and priority purported to be created thereby or the Lender reasonably believes that the Collateral, any Lien securing the Collateral and/or the Blocked Accounts are not of sufficient current value to equal all Liabilities owed or to be owed by the Borrower to the Lender and/or that the enforceability, legality and/or validity of any such arrangements is in question; or

(qqqq) Cross Defaults. Subject to any applicable cure and/or notice periods, any default shall occur under any material agreement, document or instrument binding upon Borrower, or any assets of Borrower, including, but not limited to, any default in the payment when due of any principal of or interest on any Indebtedness for money borrowed or guaranteed by Borrower, or any default in the payment when due, or in the performance or observance of, any material obligation of, or condition agreed to by, Borrower with respect to any purchase or lease of any real or personal property or services, in any such case the effect of which is to cause, or to permit the holder or beneficiary of such Indebtedness to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity date or to become subject to a mandatory offer to purchase by the obligor thereunder or (in the case of any such Indebtedness constituting a guarantee obligation) to become payable;

(rrrr) Trading Suspensions. The suspension from trading or the failure of the Common Stock to be trading or listed (as applicable) on Eligible Market for a period of ten (10) consecutive days or for more than an aggregate of thirty (30) days in any 365-day period; or

(ssss) Judgments. One or more judgments or decrees shall be entered against Borrower involving a liability of $500,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof.

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ARTICLE 8.

REMEDIES

Section 8.01. Remedies Upon Default. Upon the occurrence and continuance of any Event of Default, notwithstanding anything to the contrary provided herein, in the other Documents and/or elsewhere, Lender may, in its sole and absolute discretion, among other actions (i) declare the $2,500,000 aggregate principal amount of the Note (plus any premium thereon as provided elsewhere herein), all accrued but unpaid interest on the Note (including, but not limited to, Cash Interest and Additional Interest), and/or any other Liabilities, and/or other amounts owed to the Lender by the Borrower under the Documents or otherwise, all through and including the date all amounts owed to the Lender from the Borrower pursuant to this Agreement, the other Documents, and/or otherwise, are received in full by the Lender in cash by the payment of immediately available funds by wire transfer pursuant to wire transfer instruction provided to the Borrower from the Lender (the “Amount”), to be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower, and Borrower shall pay to Lender an amount equal to the Loan Maturity Date Payment Amount, assuming the period during which the Loan Maturity Date Payment Amount is received by the Lender as a result of an Event of Default shall be during the period commencing on January 8, 2015, until the date 60 days following the Closing Date, regardless of when such Event of Default occurs and/or when such Loan Maturity Date Payment Amount is received by the Lender as a result of an Event of Default (collectively, the “Event of Default Payment Amount”); provided, that upon the occurrence of an Event of Default under Section 7.01(e) hereof, all amounts set forth in this Section 8.01(i) shall automatically become forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower and Borrower shall pay to Lender the Event of Default Payment Amount; (ii) without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower, exercise all of the remedies of a secured party and mortgage holder under applicable law, including, but not limited to, the UCC, and all of its rights and remedies under the Documents; (iii) require Borrower to make the Collateral and the records pertaining to the Collateral available to the Lender at a place designated by the Lender which is reasonably convenient to the Lender to take possession of the Collateral and the records pertaining to the Collateral without the use of any judicial process and without any prior notice thereof to Borrower; (iv) sell any or all of the Collateral at public or private sale upon such terms and conditions as Lenders may reasonably deem proper, and, to the extent permitted by applicable law, Lenders may purchase any or all of the Collateral at any such sale, and apply the net proceeds, after deducting all costs, expenses and attorneys’ fees incurred at any time in the collection of the Liabilities and in the protection and sale of the Collateral, to the payment of the Liabilities, returning the remaining proceeds, if any, to Borrower, with Borrower remaining liable for any amount remaining unpaid after such application; (v) grant extensions, compromise claims and settle Accounts Receivable for less than face value, all without prior notice to Borrower; (vi) use, in connection with any assembly or disposition of the Collateral, any trademark, trade name, trade style, copyright, patent right or technical process used or utilized by Borrower and (vii) take all action permitted under any other provision of this Agreement and/or any of the other Documents including, but not limited to, Article 3 of this Agreement. Borrower shall, upon the request of the Lender, forthwith upon receipt, transmit and deliver to the Lender in the form received, all cash, checks, drafts and other instruments for the payment of money (properly endorsed, where required, so that such items may be collected by Lenders) which may be received by Borrower at any time in full or partial payment of any Collateral. Borrower shall not commingle any such items which may be so received by Borrower with any other of its funds or property but shall hold them separate and apart from their own funds or property and in trust for the Lenders until delivery is made to the Lender. The Lenders may exercise all of its rights and remedies against Borrower under applicable law and the Document.

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Section 8.02. Attorney-In-Fact. Borrower hereby appoints the Lender as the Borrower’s attorney-in-fact, with full authority in the Borrower’s place and stead and in such Borrower’s name or otherwise, from time to time in Lender’s sole and arbitrary discretion after the occurrence and continuation of any Event of Default, to, acting jointly, take any action and to execute any instrument which Lenders may deem necessary or advisable to accomplish the purpose of this Agreement.

Section 8.03. Remedies Are Severable and Cumulative. All provisions contained herein pertaining to any remedy of the Lender shall be and are severable and cumulative and in addition to all other rights and remedies available in the Documents, at law and in equity, and any one or more may be exercised simultaneously or successively. Any notification required pursuant to this ARTICLE 8 or under applicable law shall be reasonably and properly given to Borrower at the address and by any of the methods of giving such notice as set forth in Section 9.3.

Section 8.04. No Waiver. No waiver or failure to exercise at any time any default, remedy or right upon a default shall operate as a direct and/or indirect waiver of any other default or right or of the same default or right on any subsequent occasion.

ARTICLE 9.

MISCELLANEOUS

Section 9.1. No Waiver; Modifications In Writing. No failure or delay on the part of Lenders in exercising any right, power or remedy pursuant to the Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification, supplement, termination or waiver of any provision of the Documents, nor any consent by the Lender to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Lender. Any waiver of any provision of the Documents and any consent by the Lender to any departure by Borrower from the terms of any provision of the Documents shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.

Section 9.2. Set-Off. The Lender shall have the right to set-off, appropriate and apply toward payment of any of the Liabilities, in such order of application as the Lender may from time to time and at any time elect, any cash, credit, deposits, accounts, securities and any other property of Borrower which is in transit to or in the possession, custody or control of Lender, or any agent, bailee, or Affiliate of the Lender. Borrower hereby grants to Lenders a security interest in all such property.

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Section 9.3. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex, facsimile or e-mail if sent during normal business hours of the recipient; if not, then on the next Trading Day, (c) five (5) Trading Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt:

If to Borrower:	InterCloud Systems, Inc.
1030 Broad Street
Suite 102
Shrewsbury, NJ 07702 Attention: Chief Financial Officer Fax No.: (561) 988-2307 Email: lsands@intercloudsys.com

With copies to

(which shall not constitute notice):

Pryor Cashman LLP
7 Times Square
New York, NY 10036 Attention: M. Ali Panjwani, Esq. Fax No.: (212) 798-6319
Email: ali.panjwani@pryorcashman.com

If to GPB Life Science Holdings LLC:

GPB Life Science Holdings LLC
535 West 24th Street, 4th Floor
New York, NY 10011

Attention: Dustin Muscato
Phone: (212) 235-2650
Email: dmuscato@gpb-cap.com

With copies to

(which shall not constitute notice):

Gusrae Kaplan Nusbaum PLLC 120 Wall Street New York, New York 10005 Attention: Lawrence G. Nusbaum, Esq. Phone: (212) 269-1400 Fax No.: (212) 809-5449
Email: LNusbaum@gusraekaplan.com

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Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.

Section 9.4. Costs, Expenses and Taxes. Notwithstanding anything to the contrary provided herein or elsewhere, Borrower agrees to pay (A) on the Closing Date all of the Lender’s Expenses; and (B) following the Closing Date, all fees and expenses incurred by the Lender (including, but not limited to, outside counsel to the Lenders) in connection with the administration and enforcement of the Documents, the Collateral and/or and the Loan. Without limitation, Borrower acknowledges and agrees that the Lender’s field audit and appraisal fees shall be charged to Borrower. In addition, Borrower shall pay any and all stamp, transfer and other similar taxes payable or determined to be payable in connection with the execution and delivery of the Documents agrees to hold the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes. If any suit or proceeding arising from any of the foregoing is brought against the Lender, Borrower, to the extent and in the manner directed by Lender, will resist and defend such suit or proceeding or cause the same to be resisted and defended by counsel approved by Lender. If Borrower shall fail to do any act or thing which each has covenanted and/or agreed to do under this Agreement and/or any other Document or any representation or warranty on the part of Borrower contained in this Agreement and/or any other Document shall be breached, the Lender may, in its sole and absolute discretion, do the same or cause it to be done or remedy any such breach, and may expend its funds for such purpose; and any and all amounts so expended by the Lender shall be repayable to the Lenders by Borrower immediately upon each Lender’s demand therefor, with interest at a rate equal to sixteen (16%) percent during the period from and including the date funds are so expended by the Lender to the date of repayment in full, and any such amounts due and owing to the Lender shall be deemed to be part of the Liabilities secured hereunder and under the other Documents. The obligations of Borrower under this Section 9.4 shall survive the termination of this Agreement and the discharge of the other obligations of Borrower under the Documents.

Section 9.5. Indemnity, Etc. In addition to the payment of expenses pursuant to Section 9.4, whether or not all and/or any of the transactions contemplated hereby shall be consummated, Borrower agrees to indemnify, pay and hold Lender, and each of such Lender’s assignees and affiliates and their respective officers, directors, employees, agents, consultants, auditors, Persons engaged by it to evaluate or monitor the Collateral, and attorneys of any of them (collectively called the “Indemnities”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of the SEC Reports, this Agreement and/or the other Documents, the consummation of the transactions contemplated by this Agreement and the other Documents, the statements contained in any term sheet delivered by the Lender, the Lender’s agreement to make the Loan, the use or intended use of the proceeds of the Loan or the exercise of any right or remedy hereunder or under the other Documents (the “Indemnified Liabilities”); provided that Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities directly arising from the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction by a final and nonappealable judgment. In no event shall any Lender and/or any of their respective employees, agents, partners, affiliates, members, equity and/or debt holders, managers, officers, directors and/or other related or similar type of Person, have any liability to the Borrower and/or any of its officers, directors, employees, agent, attorneys, affiliates, consultants, equity and/or debt holders except for any actions or lack of actions of such persons that are found by a court of competent jurisdiction after the time for all appeals has passed to have resulted from Lender’s intentional misconduct or gross negligence.

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Section 9.6. Counterparts; Signatures. This Agreement may be executed in any number of counterparts, each of which counterparts, once they are executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement. This Agreement and the Documents may be executed by any party to this Agreement or any of the Documents by original signature, facsimile and/or electronic signature.

Section 9.7. Binding Effects; Assignment. This Agreement shall be binding upon, and inure to the benefit of, the Lenders, Borrower and their respective successors, assigns, representatives and heirs. Borrower shall not assign any of its rights nor delegate any of its obligations under Documents without the prior written consent of Lenders. Unless an Event of Default has occurred and is continuing, no Lender may delegate any of its obligations under the Documents without the prior written consent of Borrower. Each Lender, however, may assign any of its rights, hereunder, and/or in any of the other Documents except that no Lender may assign any of its rights hereunder or under any other Document to any competitor of Borrower or any of such competitor’s parent companies.

Section 9.8. Headings. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision of this Agreement and shall not affect the construction of this Agreement.

Section 9.9. Entire Agreement. This Agreement, together with the other Documents, contains the entire agreement between the parties hereto with respect to the transactions contemplated herein and therein and supersede all prior representations, agreements, covenants and understandings, whether oral or written, related to the subject matter of this Agreement and the other Documents. Except as specifically set forth in this Agreement, the Lenders make no covenants to Borrower, including, but not limited to, any commitments to provide any additional financing to Borrower.

Section 9.10. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED EXCLUSIVELY IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAWS.

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Section 9.11. Severability Of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 9.12. Conflict. In the event of any conflict between this Agreement and any of the other Documents, the terms and provisions of this Agreement shall govern and control.

Section 9.13. Customer Identification - USA Patriot Act Notice; OFAC and Bank Secrecy Act. Lender hereby notifies Borrower that pursuant to the requirements of the Act and such Lender’s policies and practices, Lender is required to obtain, verify and record certain information and documentation that identifies Borrower, which information includes the name and addresses of Borrower and such other information that will allow the Lender to identify Borrower in accordance with the Act. In addition, Borrower shall (a) ensure that no person who owns a controlling interest in or otherwise controls Borrower is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by OFAC, the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Loan to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause any of its Subsidiaries to comply, with all applicable Bank Secrecy Act (“BSA”) laws and regulations, as amended.

Section 9.14. JURISDICTION; WAIVER. BORROWER ACKNOWLEDGES THAT THIS AGREEMENT IS BEING SIGNED BY THE LENDER IN PARTIAL CONSIDERATION OF THE LENDER’S RIGHT TO ENFORCE IN THE JURISDICTION STATED BELOW THE TERMS AND PROVISION OF THIS AGREEMENT AND THE DOCUMENTS. BORROWER CONSENTS TO THE EXCLUSIVE AND SOLE JURISDICTION IN NEW YORK, NEW YORK AND VENUE IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK FOR SUCH PURPOSES AND WAIVES ANY AND ALL RIGHTS TO CONTEST SAID JURISDICTION AND VENUE AND ANY OBJECTION THAT NEW YORK, NEW YORK IS NOT CONVENIENT. BORROWER WAIVES ANY RIGHTS TO COMMENCE ANY ACTION AGAINST THE LENDER IN ANY JURISDICTION EXCEPT NEW YORK, NEW YORK. THE LENDER AND BORROWER HEREBY EACH EXPRESSLY WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY WITH RESPECT TO ANY MATTER WHATSOEVER RELATING TO, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE LOAN, THE DOCUMENTS AND/OR THE TRANSACTIONS WHICH ARE THE SUBJECT OF THE DOCUMENTS.

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Section 9.15. SERVICE OF PROCESS. BORROWER AGREES THAT SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO BORROWER AT THE ADDRESS SET FORTH IN SECTION 9.3 OR AT SUCH OTHER ADDRESS OF WHICH THE LENDERS SHALL HAVE BEEN NOTIFIED PURSUANT THERETO. BORROWER AGREES THAT SUCH SERVICE, TO THE FULLEST EXTENT PERMITTED BY LAW (i) SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUIT, ACTION OR PROCEEDING, AND (ii) SHALL BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO BORROWER. SOLELY TO THE EXTENT PROVIDED BY APPLICABLE LAW, SHOULD BORROWER, AFTER BEING SERVED, FAIL TO APPEAR OR ANSWER TO ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE NUMBER OF DAYS PRESCRIBED BY LAW AFTER THE DELIVERY OR MAILING THEREOF, BORROWER SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED BY THE COURT AGAINST BORROWER AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. NOTHING HEREIN SHALL AFFECT THE LENDER’S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 9.16. Survival. The representations, and warranties of Borrower shall survive the execution and delivery hereof and the Closing Date; the obligations, Liabilities, agreements and covenants of the Borrower set forth in this Agreement and all other Documents shall survive the execution and delivery hereof and the Closing Date, as shall all rights and remedies of the Lender set forth in this Agreement and/or any of the other Documents.

Section 9.17. No Integration. Neither the Borrower, nor any of its affiliates, nor any person acting on behalf of the Borrower or such affiliate, will sell, offer for sale, or solicit offers to buy or otherwise negotiate with respect to any security (as defined in the Securities Act of 1933) which will be integrated with the sale of the Securities in a manner which would require the registration of the Securities under the 1933 Act, or require stockholder approval, under the rules and regulations of the Trading Market for the Common Stock. The Borrower will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the 1933 Act or the rules and regulations of the Trading Market, with the issuance of Securities contemplated herein.

Section 9.18. No Frustration. From and after the date hereof and so long as the Lender or its affiliates holds any Note, neither the Borrower nor any of its affiliates or Subsidiaries, nor any of its or their respective officers, employees, directors, agents or other representatives, will, without the prior written consent of the Lender (which consent may be withheld, delayed or conditioned in the Lender’s sole discretion), effect, enter into, announce or recommend to its stockholders any agreement, plan, arrangement or transaction (or issue, amend or waive any security) that would or would reasonably be expected to restrict, delay, conflict with or impair the ability or right of the Borrower to timely perform its obligations under the Documents.

Section 9.19. Finders’ Fees. Except for the $83,125 Aegis Fee owed by the Borrower to Aegis payable on the Closing Date, as described elsewhere herein, each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction. The Borrower shall indemnify and hold harmless the Lender from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Borrower or any of its officers, employees or representatives is responsible.

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ARTICLE 10.

USURY

Section 10.1. Usury Saving Clause. Notwithstanding anything to the contrary provided in this Agreement, or elsewhere, the Lender shall never be entitled to charge, receive or collect, nor shall amounts received by the Lender be credited as interest so that the Lender shall be paid by the Borrower, a sum greater than interest at the maximum nonusurious interest rate, if any, that at any time may be contracted for, charged, received, or collected on the indebtedness evidenced by the Note under applicable law (the "Maximum Rate"). It is the intention of the Borrower and the Lender that this Agreement, the other Documents and the Warrant comply with all applicable law. If the Lender ever contracts for, charges, receives, or collects, anything of value from the Borrower which is deemed to be interest under applicable law, and if the occurrence of any circumstance, event or contingency, should cause such interest to exceed the Maximum Rate, any such excess amount shall be applied to the reduction of the unpaid aggregate principal amount of the Note owed to the Lender by the Borrower and if the Note is already paid in full, any remaining excess shall be paid to the Borrower. In determining whether or not interest paid or payable with respect to the Note exceeds the Maximum Amount, the Borrower and the Lenders shall, to the maximum extent permitted by applicable law, (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (ii) amortize, prorate, allocate and spread the total amount of interest throughout the full term of the Note so that the actual rate of interest on account of such indebtedness is uniform throughout the term of the Note and/or (iii) allocate interest between portions of the Notes, to the end that no such portion shall bear interest at a rate greater than that permitted by applicable law. The terms and provisions of this Section 10.01 shall control and supersede every other conflicting provision of all agreements between the Borrower and the Lenders.

Section 10.2. Independent Advice. The Borrower hereby acknowledges, represents and warrants that it (i) has been advised by the Lender to seek the advice of its legal, tax and accounting experts in connection with the Loan and other transactions set forth in this Agreement and the other Documents, as to, among other items, the tax and accounting effects thereof, and (ii) it has had the opportunity and has subsequent the advice of legal, tax and accounting experts of the Borrower’s choice in connection with the Loan and other transactions set forth in this Agreement and the other Documents.

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ARTICLE 11

REPRESENTATIONS AND WARRANTIES OF THE LENDER

Section 11.1. Authorization. The Lender has full power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby.

Section 11.2. No Public Sale or Distribution. The Lender is (i) acquiring the Notes and the Warrant, and (ii) upon exercise of the Warrant will acquire the Warrant Shares for its own account, not as a nominee or agent, and not with a view towards, or for resale in connection with, the public sale or distribution of any part thereof, except pursuant to sales registered or exempted under the 1933 Act. The Lender is acquiring the Securities hereunder in the ordinary course of its business. The Lender does not presently have any contract, agreement, undertaking, arrangement or understanding, directly or indirectly, with any individual, a limited liability Borrower, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof (a “Person”) to sell, transfer, pledge, assign or otherwise distribute any of the Securities.

Section 11.3. Accredited Lender Status; Investment Experience. The Lender is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D. The Lender can bear the economic risk of its investment in the Securities, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Securities.

Section 11.4. Reliance on Exemptions. The Lender understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Borrower is relying in part upon the truth and accuracy of, and the Lender’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Lender set forth herein in order to determine the availability of such exemptions and the eligibility of the Lender to acquire the Securities.

Section 11.5. Information. The Lender has been furnished with all materials relating to the business, finances and operations of the Borrower and materials relating to the offer and sale of the Securities which have been requested by the Lender. The Lender has been afforded the opportunity to ask questions of the Borrower. Neither such inquiries nor any other due diligence investigations conducted by the Lender shall modify, amend or affect the Lender’s right to rely on the Borrower’s representations and warranties contained herein. The Lender understands that its investment in the Securities involves a high degree of risk. The Lender has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. The Lender is relying solely on its own accounting, legal and tax advisors, and not on any statements of the Borrower or any of its agents or representatives, for such accounting, legal and tax advice with respect to its acquisition of the Securities and the transactions contemplated by this Agreement.

Section 11.6. No Governmental Review. The Lender understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

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Section 11.7. Validity; Enforcement; No Conflicts. This Agreement and each Transaction Document to which the Lender is a party have been duly and validly authorized, executed and delivered on behalf of the Lender and shall constitute the legal, valid and binding obligations of the Lender enforceable against the Lender in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by the Lender of this Agreement and each Transaction Document to which the Lender is a party and the consummation by the Lender of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Lender or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Lender is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Lender, except in the case of clause (ii) above, for such conflicts, defaults or rights which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the ability of the Lender to perform its obligations hereunder.

Section 11.8. Organization and Standing. The Lender is a limited liability Borrower duly organized, validly existing and in good standing under the laws of the State of where it was formed.

Section 11.9. Brokers or Finders. The Lender represents and warrants, to the best of its knowledge, that no finder, broker, agent, financial advisor or other intermediary, nor any purchaser representative or any broker-dealer acting as a broker, is entitled to any compensation in connection with the transactions contemplated by this Agreement or the transactions contemplated hereby except Aegis.

Section 11.10. Ability to Perform. There are no actions, suits, proceedings or investigations pending against Lender or Lender’s assets before any court or governmental agency (nor is there any threat thereof) which would impair in any way Lender’s ability to enter into and fully perform its commitments and obligations under this Agreement or the transactions contemplated hereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

LENDER:	GPB LIFE SCIENCE HOLDINGS LLC

	By:	/s/ David Gentile
	Name:	David Gentile
	Title:	Member

BORROWER:	INTERCLOUD SYSTEMS, INC.

	By:	/s/ Daniel J. Sullivan
	Name:	Daniel J. Sullivan
	Title:	Chief Accounting Officer